Exhibit 99.14

Estimates

Fiscal Year Ending March 31, 2014

Presented to the Legislative Assembly June 27, 2013

Estimates

Fiscal Year Ending March 31, 2014

Presented to the Legislative Assembly June 27, 2013

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of
Finance.
Estimates of revenue and expenditure. ISSN
0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2.Budget — British
Columbia —
Periodicals. I. British Columbia.Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev.Mar. 1987

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA); the timing of their presentation is outlined in section 6 of the BTAA.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the consolidated revenue fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2013/14. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and preliminary actual information for the 2012/13 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislative Assembly for both operating and financing transactions upon the enactment of a Supply Act. The General Fund is the main operating account within the CRF and includes a number of Special Accounts where the statutory authority for specific expenditures is derived from statutes other than a Supply Act.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The Vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget web site at http://www.bcbudget.gov.bc.ca/.

The 2013/14 Estimates are comprised of three separate sections:

1.              Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated CRF expense.

2.              Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the CRF arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by sub-votes and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.              Summary — summarizes total voted and statutory (Special Account) expense, capital, and other financing transactions.

2.              Core Business Summary — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.              Vote Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.              Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.               Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.              Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2012/13 main Estimates to the restated 2012/13 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of financing transactions for capital expenditures; for loans, investments and other requirements; and for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; estimated financial statements segmented by entity; detailed reconciliations of CRF revenue by source and expense by function; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on in the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Core Business Summary and the Group Account Classification.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosure in the Core Business Summary only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedule C

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on in the Legislature and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the CRF for a variety of purposes related to ministry operations including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities and remits it to them. While these receipts are not considered government revenue, the payments into and out of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies

Estimates Significant Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES

Estimates Accounting Policies

1.     Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2013/14 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2011/12 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/ocg/pa/11_12/pa11_12.htm.

2.     Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and commercial Crown corporations. Service delivery agencies include taxpayer-supported Crown corporations, the SUCH sector (school districts, post-secondary institutions, and regional health authorities and hospital societies), and children and family development regional agencies/authorities.

3.     Consolidation — The 2013/14 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Beginning in 2011/12, all service delivery agencies began adoption of PSAB accounting policies so that their financial statement presentation is consistent with how the central government prepares its own consolidated revenue fund financial statements. This conversion will be completed with the SUCH sector adopting PSAB in 2012/13. While this impacts individual service delivery agencies, there is no impact on the Estimates, as the practice in prior years was to adjust the service delivery agency financial statements during consolidation to conform to government’s accounting policies.

ESTIMATES SIGNIFICANT PRESENTATION CHANGES

Significant Presentation Changes in the 2013/14 Estimates

For comparative purposes the 2012/13 Estimates and Preliminary Actual amounts have been restated to be consistent with the 2013/14 Estimates presentation as follows:

1.     Consolidated Revenue Fund (CRF) — Schedule A presents a detailed reconciliation of the restatement of CRF operating expenses and capital expenditures. These restatements reflect the government reorganizations since the 2012/13 Estimates, incorporate a number of inter-ministry transfers and/or changes, and adjust total expense for presentation changes.

2.     Summary Financial Statements — The projected summary financial statements for 2012/13 that were presented in the 2012/13 Estimates were revised to reflect the following:

Adoption of International Financial Reporting Standards (IFRS)

Self-supported Crown corporations, except for the British Columbia Hydro and Power Authority, adopted IFRS during the 2011/12 year to comply with Canadian GAAP. The effect of this change on the Statement of Financial Position was to decrease Equity in Self-supported Crown corporations by $273 million, offset by an equal decrease in Accumulated Surplus. There was no impact on the Statement of Operations as a result of this change.

Classification of Restricted Assets

During 2012/13, the Province changed the financial statement presentation for endowments and other restricted assets reported by service delivery agencies, especially the SUCH sector. In prior years, restricted assets were included in the financial assets section in the Statement of Financial Position. Restricted assets are now included in the non-financial assets section because these assets are not available to satisfy the existing obligations of government. The effect of this change on the Statement of Financial Position was to decrease Financial Assets by $1,504 million and increase Non-Financial Assets by the same amount. There was no impact on the Statement of Operations as a result of this change.

Presentation of Self-supported Subsidiaries of Taxpayer-supported Organizations

In prior years the equity of certain self—supported subsidiaries of taxpayer—supported organizations was included in Other Investments and the net income in Investment Earnings. Beginning in 2012/13 all self-supported subsidiaries will be included in Equity in Self—Supported Crown Corporations and their net income included in Net Earnings of Self-Supported Crown Corporations. The projected impact of this change on the Statement of Financial Position was a decrease to Other Investments and an increase to Equity in Self—Supported Crown Corporations of $302 million; the projected impact on the Statement of Operations was a decrease to Investment Income and an increase to Net Earnings of Self—Supported Crown Corporations of $26 million. There was no impact on Accumulated Surplus or the net operating results from this change.

ESTIMATES, 13/14

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates [2]	Preliminary [2]		Estimates
2012/13	2012/13		2013/14
		Financial Assets[3]
1,435,000	3,133,000	Cash and temporary investments	3,326,000
3,913,000	3,863,000	Receivables and inventories for resale	5,178,000
4,478,000	4,313,000	Loans and other investments	4,530,000
1,567,000	1,778,000	Sinking funds	379,000
7,281,000	7,534,000	Equity in self-supported Crown corporations	7,946,000
18,018,000	16,907,000	Financed assets of self-supported Crown corporations [4]	19,144,000
36,692,000	37,528,000		40,503,000

		Liabilities
7,682,000	8,902,000	Accounts payable and accrued liabilities	8,651,000
10,312,000	9,923,000	Deferred revenue	9,216,000
17,994,000	18,825,000		17,867,000
		Debt[5]
57,403,000	55,816,000	Total provincial debt	62,422,000
1,567,000	1,778,000	Add: Debt offset by sinking funds	379,000
(694,000)	(755,000)	Less: Guarantees and non-guaranteed debt	(748,000)
58,276,000	56,839,000	Financial statement debt before forecast allowance	62,053,000
200,000	—	Forecast allowance	150,000
58,476,000	56,839,000	Total debt	62,203,000
76,470,000	75,664,000	Total Liabilities	80,070,000
(39,778,000)	(38,136,000)	Net Liabilities	(39,567,000)

		Non-Financial Assets[3]
37,946,000	36,787,000	Investment in capital assets (net) [6]	38,398,000
1,504,000	1,492,000	Restricted assets	1,579,000
1,155,000	1,267,000	Other assets	1,249,000
40,605,000	39,546,000		41,226,000
827,000	1,410,000	Accumulated Surplus (Deficit)	1,659,000

1 Figures have been rounded to the nearest million.

2 The 2012/13 Estimates and Preliminary Actual amounts have been restated to conform with the 2013/14 Estimates presentation. See Significant Presentation Changes for details.

3 Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

4 Includes loans to Crown corporations for the purchase of capital assets.

5 Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non- guaranteed debt of commercial operations under provincial government control. These amounts are disclosed separately for information purposes.

6 Investment in capital assets is reported net of amortization.

ESTIMATES, 13/14

ESTIMATED STATEMENT OF OPERATIONS 1

($000)

Estimates [2]	Preliminary [2]		Estimates
2012/13	2012/13		2013/14
43,101,000	42,191,000	Total Revenue	44,239,000
43,869,000	43,337,000	Total Expenses	43,936,000
(768,000)	(1,146,000)	Surplus (Deficit) before forecast allowance	303,000
(200,000)	—	Forecast allowance	(150,000)
(968,000)	(1,146,000)	Surplus (Deficit)	153,000
1,626,000	2,453,000 [3]	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	1,307,000
658,000	1,307,000	Accumulated surplus (deficit) before comprehensive income	1,460,000
169,000	103,000	Accumulated comprehensive income of self-supported Crown corporations	199,000
827,000	1,410,000	Accumulated surplus (deficit), end of year	1,659,000

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates [2]	Preliminary [2]		Estimates
2012/13	2012/13		2013/14
968,000	1,146,000	(Surplus) Deficit [4]	(153,000)
(200,000)	—	Exclude forecast allowance	(150,000)
(2,171,000)	(2,209,000)	Adjustment for non-cash items [5]	(2,112,000)
388,000	481,000	Self-supported Crown corporation retained earnings for the year [6]	316,000
312,000	565,000	(Increase) decrease in deferred revenue	707,000
58,000	117,000	Increase (decrease) in restricted and other assets	69,000
557,000	(166,000)	Working capital changes (net)	1,759,000
(88,000)	(66,000)	Operating Requirement (Repayment)	436,000
230,000	324,000	Loans, investments and other requirements (Schedule D)	217,000
279,000	287,000	Increase (decrease) in debt sinking fund balances	(1,399,000)
509,000	611,000	Investing Requirement (Repayment)	(1,182,000)
3,757,000	3,279,000	Capital investment requirement - taxpayer supported organizations (Schedule C)	3,723,000
2,525,000	2,061,000	Increase (decrease) in financed assets of self-supported Crown corporations	2,237,000
6,282,000	5,340,000	Financing Requirement	5,960,000
200,000	—	Forecast allowance	150,000
6,903,000	5,885,000	Net increase (decrease) in total debt	5,364,000
51,573,000	50,954,000	Total debt, beginning of year	56,839,000
58,476,000	56,839,000	Total debt, end of year	62,203,000

1  Figures have been rounded to the nearest million.

2  The 2012/13 Estimates and Preliminary Actual amounts have been restated to conform with the 2013/14 Estimates presentation. See Significant Presentation Changes for details.

3  The balance as at the end of 2012/13 as projected in the preliminary 2012/13 Summary Financial Statements.

4  For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

5  These adjustments include amortization of capital assets and valuation adjustments.

6  Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 13/14

ESTIMATED REVENUE BY SOURCE1

($000)

Estimates [2]	Preliminary [2]		Estimates
2012/13	2012/13		2013/14
		Taxation Revenue
6,630,000	6,977,000	Personal income	7,271,000
2,266,000	2,204,000	Corporate income	2,109,000
6,101,000	6,068,000	Sales [3]	5,927,000
937,000	890,000	Fuel	926,000
1,172,000	1,120,000	Carbon	1,187,000
652,000	614,000	Tobacco	709,000
2,013,000	1,985,000	Property	2,053,000
893,000	758,000	Property transfer	715,000
424,000	434,000	Other [4]	435,000
21,088,000	21,050,000	Total Taxation Revenue	21,332,000
		Natural Resource Revenue
398,000	169,000	Natural gas royalties	397,000
882,000	868,000	Crown land tenures	849,000
693,000	395,000	Other energy and minerals	505,000
533,000	562,000	Forests	593,000
480,000	479,000	Other natural resource	502,000
2,986,000	2,473,000	Total Natural Resource Revenue	2,846,000
		Other Revenue
2,047,000	2,047,000	Medical Services Plan premiums	2,156,000
2,876,000	2,849,000	Other fees and licences	2,956,000
1,083,000	1,173,000	Investment earnings	1,058,000
3,047,000	2,759,000	Miscellaneous [5]	3,116,000
—	—	Release of surplus assets	480,000
9,053,000	8,828,000	Total Other Revenue	9,766,000
		Contributions from the Federal Government
5,682,000	5,442,000	Health and social transfers	5,883,000
1,575,000	1,600,000	Other cost-shared agreements [6]	1,597,000
7,257,000	7,042,000	Total Contributions from the Federal Government	7,480,000
		Self-supported Crown Corporations
566,000	509,000	British Columbia Hydro and Power Authority	545,000
906,000	930,000	British Columbia Liquor Distribution Branch	851,000
1,115,000	1,118,000	British Columbia Lottery Corporation	1,162,000
146,000	251,000	Insurance Corporation of British Columbia	257,000
(48,000)	(60,000)	Transportation Investment Corporation	(92,000)
32,000	50,000	Other	92,000
2,717,000	2,798,000	Net Earnings of Self-supported Crown Corporations	2,815,000
43,101,000	42,191,000	Total Revenue	44,239,000

1  Figures have been rounded to the nearest million.

2  The 2012/13 Estimates and Preliminary Actual amounts have been restated to conform with the 2013/14 Estimates presentation. See Significant Presentation Changes for details.

3  Includes harmonized sales tax, provincial sales tax, tax on designated property, and HST/PST housing transition tax.

4  Includes corporation capital and insurance premium taxes.

5  Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

6  Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

ESTIMATES, 13/14

ESTIMATED EXPENSE BY FUNCTION1

($000)

Estimates [2]	Preliminary [2]		Estimates [3]
2012/13	2012/13		2013/14
		Health
4,162,000	4,029,000	Medical Services Plan	4,271,000
1,210,000	1,144,000	Pharmacare	1,204,000
11,840,000	11,777,000	Regional services	12,101,000
758,000	687,000	Other health	850,000
17,970,000	17,637,000	Total Health	18,426,000
		Education
5,973,000	5,959,000	Elementary and secondary	6,063,000
5,204,000	5,083,000	Post-secondary	5,253,000
584,000	443,000	Other education	575,000
11,761,000	11,485,000	Total Education	11,891,000
		Social Services
1,545,000	1,565,000	Social assistance	1,584,000
1,060,000	1,095,000	Childcare services	1,011,000
523,000	534,000	Low income refundable tax credit transfers	248,000
800,000	796,000	Community living and other social services	798,000
3,928,000	3,990,000	Total Social Services	3,641,000

1,380,000	1,497,000	Protection of persons and property	1,378,000
1,655,000	1,552,000	Transportation	1,555,000
1,792,000	1,997,000	Natural resources and economic development	1,822,000
1,360,000	1,312,000	Other	1,227,000
300,000	259,000	Contingencies	225,000
1,207,000	1,218,000	General government	1,245,000
2,516,000	2,390,000	Debt servicing	2,526,000
43,869,000	43,337,000	Total Expense	43,936,000

1  Figures have been rounded to the nearest million.

2  The 2012/13 Estimates and Preliminary Actual amounts have been restated to conform with the 2013/14 Estimates presentation. See Significant Presentation Changes for details.

3  See Schedules G and I for further details on estimated expense by function.

ESTIMATES, 13/14 7

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates [1]	Preliminary [1]		Estimates
2012/13	2012/13		2013/14

69,271	61,687	Legislation	75,496
46,471	45,832	Officers of the Legislature	47,311
9,008	8,444	Office of the Premier	9,008
80,365	80,365	Ministry of Aboriginal Relations and Reconciliation	82,479
1,956,338	1,953,487	Ministry of Advanced Education	1,953,255
68,143	64,199	Ministry of Agriculture	79,307
1,333,067	1,327,099	Ministry of Children and Family Development	1,345,039
308,568	308,568	Ministry of Community, Sport and Cultural Development	181,907
5,330,448	5,330,401	Ministry of Education	5,365,750
49,382	49,282	Ministry of Energy and Mines	24,249
129,045	125,571	Ministry of Environment	129,135
190,951	219,246	Ministry of Finance	189,707
601,313	663,890	Ministry of Forests, Lands and Natural Resource Operations	561,343
16,177,479	15,929,746	Ministry of Health	16,550,725
37,206	37,206	Ministry of International Trade	36,135
197,765	196,296	Ministry of Jobs, Tourism and Skills Training	196,654
1,112,080	1,145,944	Ministry of Justice	1,139,891
372,563	368,252	Ministry of Natural Gas Development	371,560
2,456,780	2,444,943	Ministry of Social Development and Social Innovation	2,487,215
539,720	523,052	Ministry of Technology, Innovation and Citizens’ Services	534,438
816,063	815,606	Ministry of Transportation and Infrastructure	812,278
1,287,491	1,197,266	Management of Public Funds and Debt	1,257,091
2,461,483	2,383,212	Other Appropriations	2,061,027
35,631,000	35,279,594	Subtotal	35,491,000
—	(159,179)	Reversal of prior year over accrual	—
35,631,000	35,120,415	Consolidated Revenue Fund	35,491,000
2,756,000	2,871,000	Expenses recovered from external entities [2]	2,835,000
(21,127,000)	(21,182,000)	Grants to service delivery agencies and other internal transfers [3]	(21,555,000)
17,260,000	16,809,415	Ministries and special offices program expense	16,771,000
		Service delivery agency expense [4]
5,569,000	5,577,000	School districts	5,598,000
5,145,000	5,045,000	Post-secondary institutions	5,223,000
12,431,000	12,519,000	Health authorities and hospital societies	12,771,000
3,464,000	3,387,000	Other service delivery agencies	3,603,000
26,609,000	26,528,000	Service delivery agency expense	27,195,000
—	—	Further expenditure management	(30,000)
43,869,000	43,337,415	Total expense	43,936,000

1  The 2012/13 Estimates and Preliminary Actual amounts have been restated to conform with the 2013/14 Estimates presentation. See Significant Presentation Changes for details

2  Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

3  Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

4  See Schedule J for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 13/14

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

($000)

Estimates ¹	Vote		Estimates
2012/13	No ²		2013/14

		Legislation
69,271	1	Legislation	75,496
69,271		Total Voted Expense	75,496
69,271		Total Expense	75,496

		Officers of the Legislature
15,752	2	Auditor General	16,070
480	3	Conflict of Interest Commissioner	510
8,134	4	Elections BC	8,210
5,396	5	Information and Privacy Commissioner	5,526
1,024	6	Merit Commissioner	1,039
5,372	7	Ombudsperson	5,615
2,996	8	Police Complaint Commissioner	3,024
7,317	9	Representative for Children and Youth	7,317
46,471		Total Voted Expense	47,311
46,471		Total Expense	47,311

		Office of the Premier
9,008	10	Office of the Premier	9,008
9,008		Total Voted Expense	9,008
9,008		Total Expense	9,008

		Ministry of Aboriginal Relations and Reconciliation
34,977	11	Ministry Operations	34,552
40,007	12	Treaty and Other Agreements Funding	43,086
74,984		Total Voted Expense	77,638

3,230	(S)	First Citizens Fund	3,030
2,151	(S)	First Nations Clean Energy Business Fund special account	1,811
5,381		Total Special Accounts (Statutory)	4,841
80,365		Total Expense	82,479

		Ministry of Advanced Education
1,956,338	13	Ministry Operations	1,953,255
1,956,338		Total Voted Expense	1,953,255
1,956,338		Total Expense	1,953,255

¹  For comparison purposes, amounts shown for 2012/13 operating expenses have been restated to be consistent with the presentation of the 2013/14 Estimates. Schedule A presents a detailed reconciliation.

²  An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 13/14

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates ¹	Vote		Estimates
2012/13	No ²		2013/14

		Ministry of Agriculture
54,669	14	Ministry Operations	66,702
1,974	15	Agricultural Land Commission	2,905
56,643		Total Voted Expense	69,607

18,500	(S)	Production Insurance Account	18,500
(7,000)		Less: Transfer from Ministry Operations Vote	(8,800)
11,500		Total Special Accounts (Statutory)	9,700
68,143		Total Expense	79,307

		Ministry of Children and Family Development
1,333,067	16	Ministry Operations	1,345,039
1,333,067		Total Voted Expense	1,345,039
1,333,067		Total Expense	1,345,039

		Ministry of Community, Sport and Cultural Development
297,926	17	Ministry Operations	171,265
297,926		Total Voted Expense	171,265

2,500	(S)	BC Arts and Culture Endowment special account	2,500
1,700	(S)	Physical Fitness and Amateur Sports Fund	1,700
6,442	(S)	University Endowment Lands Administration Account	6,442
10,642		Total Special Accounts (Statutory)	10,642
308,568		Total Expense	181,907

		Ministry of Education
5,324,238	18	Ministry Operations	5,329,349
5,324,238		Total Voted Expense	5,329,349

—	(S)	Children’s Education Fund special account	30,001
6,210	(S)	Teachers Act Special Account	6,400
6,210		Total Special Accounts (Statutory)	36,401
5,330,448		Total Expense	5,365,750

		Ministry of Energy and Mines
34,435	19	Ministry Operations	19,219
34,435		Total Voted Expense	19,219

14,947	(S)	Innovative Clean Energy Fund special account	5,030
14,947		Total Special Accounts (Statutory)	5,030
49,382		Total Expense	24,249

¹  For comparison purposes, amounts shown for 2012/13 operating expenses have been restated to be consistent with the presentation of the 2013/14 Estimates. Schedule A presents a detailed reconciliation.

²  An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 13/14

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates ¹	Vote		Estimates
2012/13	No ²		2013/14

		Ministry of Environment
99,486	20	Ministry Operations	99,946
8,754	21	Environmental Assessment Office	8,754
108,240		Total Voted Expense	108,700

500	(S)	Park Enhancement Fund special account	1,500
20,305	(S)	Sustainable Environment Fund	18,935
20,805		Total Special Accounts (Statutory)	20,435
129,045		Total Expense	129,135

		Ministry of Finance
117,209	22	Ministry Operations	114,879
18,377	23	Gaming Policy and Enforcement	19,819
51,163	24	Public Service Agency	50,807
1	25	Benefits	1
186,750		Total Voted Expense	185,506

4,191	(S)	Insurance and Risk Management Account	4,191
10	(S)	Provincial Home Acquisition Wind Up special account	10
4,201		Total Special Accounts (Statutory)	4,201
190,951		Total Expense	189,707

		Ministry of Forests, Lands and Natural Resource Operations
379,094	26	Ministry Operations	340,367
63,165	27	Direct Fire	63,165
442,259		Total Voted Expense	403,532

159,034	(S)	BC Timber Sales Account	157,791
20	(S)	Crown Land special account	20
—	(S)	Forest Stand Management Fund	—
159,054		Total Special Accounts (Statutory)	157,811
601,313		Total Expense	561,343

		Ministry of Health
16,030,229	28	Ministry Operations	16,403,475
16,030,229		Total Voted Expense	16,403,475

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
16,177,479		Total Expense	16,550,725

¹  For comparison purposes, amounts shown for 2012/13 operating expenses have been restated to be consistent with the presentation of the 2013/14 Estimates. Schedule A presents a detailed reconciliation.

²  An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 13/14

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates ¹	Vote		Estimates
2012/13	No ²		2013/14

		Ministry of International Trade
37,206	29	Ministry Operations	36,135
37,206		Total Voted Expense	36,135
37,206		Total Expense	36,135

		Ministry of Jobs, Tourism and Skills Training
182,165	30	Ministry Operations	181,457
15,100	31	Labour Programs	14,697
197,265		Total Voted Expense	196,154

500	(S)	Northern Development Fund	500
500		Total Special Accounts (Statutory)	500
197,765		Total Expense	196,654

		Ministry of Justice
370,132	32	Attorney General Operations	368,402
611,843	33	Solicitor General Operations	639,516
67,041	34	Judiciary	68,109
24,500	35	Crown Proceeding Act	24,500
9,300	36	Independent Investigations Office	10,100
1	37	British Columbia Utilities Commission	1
14,478	38	Emergency Program Act	14,478
1,097,295		Total Voted Expense	1,125,106

—	(S)	Civil Forfeiture Account	––
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
8,893	(S)	Public Guardian and Trustee Operating Account	8,893
(8,893)		Less: Transfer from Ministry Operations Vote	(8,893)
13,504	(S)	Victim Surcharge Special Account	13,504
14,785		Total Special Accounts (Statutory)	14,785
1,112,080		Total Expense	1,139,891

		Ministry of Natural Gas Development
16,321	39	Ministry Operations	15,694
346,242	40	Housing	343,866
362,563		Total Voted Expense	359,560

10,000	(S)	Housing Endowment Fund special account	12,000
10,000		Total Special Accounts (Statutory)	12,000
372,563		Total Expense	371,560

¹  For comparison purposes, amounts shown for 2012/13 operating expenses have been restated to be consistent with the presentation of the 2013/14 Estimates. Schedule A presents a detailed reconciliation.

²  An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 13/14

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates ¹	Vote		Estimates
2012/13	No ²		2013/14

		Ministry of Social Development and Social Innovation
2,456,780	41	Ministry Operations	2,487,215
2,456,780		Total Voted Expense	2,487,215
2,456,780		Total Expense	2,487,215

		Ministry of Technology, Innovation and Citizens’ Services
65,529	42	Ministry Operations	65,290
438,044	43	Shared Services BC	433,001
36,147	44	Government Communications and Public Engagement	36,147
539,720		Total Voted Expense	534,438
539,720		Total Expense	534,438

		Ministry of Transportation and Infrastructure
816,063	45	Ministry Operations	812,278
816,063		Total Voted Expense	812,278
816,063		Total Expense	812,278

		Management of Public Funds and Debt
1,287,491	46	Management of Public Funds and Debt	1,257,091
1,287,491		Total Voted Expense	1,257,091
1,287,491		Total Expense	1,257,091

		Other Appropriations
300,000	47	Contingencies (All Ministries) and New Programs	225,000
1,061,586	48	Capital Funding	992,535
1	49	Commissions on Collection of Public Funds	1
1	50	Allowances for Doubtful Revenue Accounts	1
1,091,405	51	Tax Transfers	835,000
2,600	52	Auditor General for Local Government	2,600
2,075	53	Environmental Appeal Board and Forest Appeals Commission	2,075
3,815	54	Forest Practices Board	3,815
2,461,483		Total Voted Expense	2,061,027

2,461,483		Total Expense	2,061,027

		All Appropriations
35,225,725		Total Voted Expense	35,067,404
405,275		Total Special Accounts (Statutory)	423,596
35,631,000		Total Expense	35,491,000

¹  For comparison purposes, amounts shown for 2012/13 operating expenses have been restated to be consistent with the presentation of the 2013/14 Estimates. Schedule A presents a detailed reconciliation.

²  An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture

Ministry of Children and Family Development

Ministry of Community, Sport and Cultural Development

Ministry of Education

Ministry of Energy and Mines

Ministry of Environment

Ministry of Finance

Ministry of Forests, Lands and Natural Resource Operations

Ministry of Health

Ministry of International Trade

Ministry of Jobs, Tourism and Skills Training

Ministry of Justice

Ministry of Natural Gas Development

Ministry of Social Development and Social Innovation

Ministry of Technology, Innovation and Citizens’ Services

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 1 — Legislation	69,271	75,496

OPERATING EXPENSES	69,271	75,496
CAPITAL EXPENDITURES [2]	4,220	3,392
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

LEGISLATION

SUMMARY - OPERATING EXPENSES BY SUB-VOTE

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances, and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSES
Members’ Services	36,392	42,208
Caucus Support Services	6,940	7,195
Office of the Speaker	421	380
Clerk of the House	1,149	1,043
Clerk of the Committees	615	615
Legislative Operations	12,678	13,446
Sergeant-at-Arms	4,695	4,533
Hansard	4,154	3,950
Legislative Library	2,227	2,126
	69,271	75,496
CAPITAL EXPENDITURES
Legislative Operations	4,220	3,392

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	39,763	45,462
Operating Costs	12,005	11,813
Other Expenses	18,027	18,769
Internal Recoveries	(524)	(548)
TOTAL OPERATING EXPENSES	69,271	75,496

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 2 — Auditor General	15,752	16,070
Vote 3 — Conflict of Interest Commissioner	480	510
Vote 4 — Elections BC	8,134	8,210
Vote 5 — Information and Privacy Commissioner	5,396	5,526
Vote 6 — Merit Commissioner	1,024	1,039
Vote 7 — Ombudsperson	5,372	5,615
Vote 8 — Police Complaint Commissioner	2,996	3,024
Vote 9 — Representative for Children and Youth	7,317	7,317

OPERATING EXPENSES	46,471	47,311
CAPITAL EXPENDITURES [2]	1,315	1,160
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Auditor General	15,752	16,070	—	16,070
Conflict of Interest Commissioner	480	510	—	510
Elections BC	8,134	8,210	—	8,210
Information and Privacy Commissioner	5,396	5,528	(2)	5,526
Merit Commissioner	1,024	1,039	—	1,039
Ombudsperson	5,372	5,713	(98)	5,615
Police Complaint Commissioner	2,996	3,024	—	3,024
Representative for Children and Youth	7,317	7,317	—	7,317

TOTAL OPERATING EXPENSES	46,471	47,411	(100)	47,311

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Auditor General	280	150	—	150
Elections BC	735	700	—	700
Information and Privacy Commissioner	45	45	—	45
Merit Commissioner	15	15	—	15
Ombudsperson	75	75	—	75
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	140	150	—	150

TOTAL CAPITAL EXPENDITURES	1,315	1,160	—	1,160

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature.

OPERATING EXPENSES
Auditor General	15,752	16,070

CAPITAL EXPENDITURES
Auditor General	280	150

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	480	510

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSES
Elections BC	8,134	8,210

CAPITAL EXPENDITURES
Elections BC	735	700

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyists Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from ministries, participants, and sponsoring organizations.

OPERATING EXPENSES
Information and Privacy Commissioner	5,396	5,526

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	45

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Merit Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,024	1,039

CAPITAL EXPENDITURES
Merit Commissioner	15	15

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The Ombudsperson may investigate, either in response to a specific complaint or on the Ombudsperson’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsperson extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts, and other authorities listed in the schedule of the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the Office, to ministries or agencies of the government. External recoveries are for distribution of materials and for the cost of services provided for in this vote.

OPERATING EXPENSES
Ombudsperson	5,372	5,615

CAPITAL EXPENDITURES
Ombudsperson	75	75

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Police Complaint Commissioner and staff, and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act.

OPERATING EXPENSES
Police Complaint Commissioner	2,996	3,024

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, reviews, and audits the provision of designated services.

OPERATING EXPENSES
Representative for Children and Youth	7,317	7,317

CAPITAL EXPENDITURES
Representative for Children and Youth	140	150

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,997	32,683
Operating Costs	15,246	15,412
Government Transfers	25	5
Other Expenses	7	7
Internal Recoveries	(687)	(696)
External Recoveries	(117)	(100)
TOTAL OPERATING EXPENSES	46,471	47,311

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices.

SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 10 — Office of the Premier	9,008	9,008

OPERATING EXPENSES	9,008	9,008
CAPITAL EXPENDITURES ²	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,456	3,156	(700)	2,456
Executive and Support Services	6,552	6,553	(1)	6,552

TOTAL OPERATING EXPENSES	9,008	9,709	(701)	9,008

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Intergovernmental Relations Secretariat and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,456	2,456

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote also provides for the Office of Protocol. This includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries; federal, provincial, territorial, and municipal governments; and other entities for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,231	3,231
Executive Operations	3,321	3,321
	6,552	6,552

Voted Appropriations Description: This sub-vote provides for the office of the Premier, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Parliamentary Secretary for Intergovernmental Relations, and staff; the management of cross-government issues and corporate planning; funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances, and operating expenses for the deputy minister’s office; salaries, benefits, and other expenses incurred in providing policy, planning, and operational support to the Executive Council and its committees; and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, Crown agencies, and other organizations for services described within this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	9,008	9,008

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,884	7,909
Operating Costs	1,233	1,466
Government Transfers	476	521
Other Expenses	434	300
Internal Recoveries	(318)	(487)
External Recoveries	(701)	(701)
TOTAL OPERATING EXPENSES	9,008	9,008

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through negotiating reconciliation agreements and treaties, supporting the goals of the New Relationship, building relationships and raising awareness, supporting culture and language revitalization, economic initiatives, community development, and capacity building.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	34,977	34,552
Vote 12 — Treaty and Other Agreements Funding	40,007	43,086
STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	3,230	3,030
First Nations Clean Energy Business Fund Special Account	2,151	1,811

OPERATING EXPENSES	80,365	82,479
CAPITAL EXPENDITURES ²	391	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Negotiations and Regional Operations	13,708	13,596	(59)	13,537
Partnerships and Community Renewal	4,054	4,005	(2)	4,003
Strategic Initiatives	13,316	13,552	(402)	13,150
Executive and Support Services	3,899	3,864	(2)	3,862
Treaty and Other Agreements Funding	40,007	45,837	(2,751)	43,086
First Citizens Fund Special Account	3,230	3,030	—	3,030
First Nations Clean Energy Business Fund Special Account	2,151	1,811	—	1,811
TOTAL OPERATING EXPENSES	80,365	85,695	(3,216)	82,479

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	391	1	—	1

TOTAL CAPITAL EXPENDITURES	391	1	—	1

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Negotiations and Regional Operations, Partnerships and Community Renewal, Strategic Initiatives, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS

Voted Appropriation
Negotiations and Regional Operations	13,708	13,537

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements and other agreements with First Nations and the federal government, and negotiation and implementation of agreements with the federal government to cost-share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of First Nations engagements including development of government-to-government resource management protocols, cross-government coordination of First Nations consultation and accommodation, and treaty implementation and treaty related measures. This sub-vote also provides for the operation of regional offices that provide customer assistance with supporting information such as guidelines on First Nations consultation. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

PARTNERSHIPS AND COMMUNITY RENEWAL

Voted Appropriation
Partnerships and Community Renewal	4,054	4,003

Voted Appropriation Description: This sub-vote provides for initiatives to close the socio-economic gaps between Aboriginal peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal peoples, and support for data development and reporting out on progress. This sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development, support to Aboriginal leadership and advisory bodies, and for administration of the First Citizens Fund and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	13,316	13,150

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s New Relationship with First Nations and Aboriginal peoples through non-treaty negotiations considered strategically important to furthering the New Relationship, including revenue sharing and shared decision making, and by liaison with key First Nation groups such as the First Nations Leadership Council. This sub-vote also supports the development of treaty related policy in the areas of consultation, accommodation, and reconciliation; produces the provincial lands resources and governance mandates and policies that represent provincial interests at the treaty tables; and facilitates engagement and negotiation among First Nations, provincial ministries, and key stakeholders with the aim of accommodating First Nation interests and promoting collaboration and coordination on Aboriginal issues across sectors and orders of government. The ministry’s planning efforts, including strategic, service and business plans, and performance monitoring, measurement, and reporting, are also funded by this sub-vote. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	582	582
Corporate Services	3,317	3,280
	3,899	3,862

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff and executive support including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	34,977	34,552

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for programs and operations described in the voted appropriation under the core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriation
Treaty and Other Agreements Funding	40,007	43,086

Voted Appropriation Description: This sub-vote provides for transfers to First Nations and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements with First Nations. This sub-vote also provides for transfers to First Nations of revenue received from petroleum, natural gas, and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and other agreements with First Nations. Costs may be recovered from natural resource revenues for services described within this sub-vote.

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING	40,007	43,086

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations under the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	3,230	3,030

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	2,151	1,811

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,889	20,094
Operating Costs	6,799	6,382
Government Transfers	51,884	56,749
Other Expenses	2,713	2,474
Internal Recoveries	(6)	(4)
External Recoveries	(914)	(3,216)
TOTAL OPERATING EXPENSES	80,365	82,479

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational, and cultural well-being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities including student bursaries; heritage, language, and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	3,894	3,087
OPERATING TRANSACTIONS
Revenue	2,800	2,000
Expense	(3,230)	(3,030)
Net Revenue (Expense)	(430)	(1,030)
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	(377)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	3,087	2,057

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act which came into force July 5, 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	3,768	2,226
OPERATING TRANSACTIONS
Revenue	345	228
Expense	(2,151)	(1,811)
Net Revenue (Expense)	(1,806)	(1,583)
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	264
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	2,226	643

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education is to champion innovation, inclusive communities, and an integrated post-secondary education system to maximize benefits to all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 13 — Ministry Operations	1,956,338	1,953,255

OPERATING EXPENSES	1,956,338	1,953,255
CAPITAL EXPENDITURES [2]	896	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,867,129	1,881,664	(17,119)	1,864,545
Student Services Programs	68,994	68,497	(2)	68,495
Executive and Support Services	20,215	20,733	(518)	20,215

TOTAL OPERATING EXPENSES	1,956,338	1,970,894	(17,639)	1,953,255

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	896	504	—	504

TOTAL CAPITAL EXPENDITURES	896	504	—	504

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	—	—	—	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	—	—	—

MINISTRY OF ADVANCED EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Educational Institutions and Organizations, Student Services Programs, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,867,129	1,864,545

Voted Appropriation Description: This sub-vote provides for funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and from the federal government under cost sharing agreements for services described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	68,994	68,495

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from organizations and the federal government for payments administered on their behalf for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	596	596
Corporate Services	19,619	19,619
	20,215	20,215

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. This sub-vote provides for quality assessment for public and private post-secondary degree granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff and for corporate services to the ministry. Costs may be recovered from ministries, government organizations, and from participation in federal/provincial agreements for activities and services described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	1,956,338	1,953,255

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,768	19,261
Operating Costs	7,205	7,205
Government Transfers	1,963,747	1,961,163
Other Expenses	259	266
Internal Recoveries	(17,002)	(17,001)
External Recoveries	(17,639)	(17,639)
TOTAL OPERATING EXPENSES	1,956,338	1,953,255

MINISTRY OF ADVANCED EDUCATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided by the province to post-secondary institutions for capital projects under the federal Knowledge Infrastructure Program. Federal funding is received by the Ministry of Advanced Education on the post-secondary institutions’ behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	10,000	—
Receipts	(10,000)	—
Net Cash Requirement (Source)	—	—

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to cultivate a competitive and socially responsible agrifood sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	54,669	66,702
Vote 15 — Agricultural Land Commission	1,974	2,905
STATUTORY APPROPRIATION
Production Insurance Account Special Account	18,500	18,500
Less: Transfer from Ministry Operations Vote	(7,000)	(8,800)
OPERATING EXPENSES	68,143	79,307
CAPITAL EXPENDITURES ²	290	355
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(6)	(6)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF AGRICULTURE

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	12,531	35,271	(10,830)	24,441
Strategic Industry Partnerships	34,449	45,166	(10,552)	34,614
BC Farm Industry Review Board	896	898	(2)	896
Executive and Support Services	6,793	6,754	(3)	6,751
Agricultural Land Commission	1,974	2,908	(3)	2,905
Production Insurance Account Special Account	11,500	9,701	(1)	9,700

TOTAL OPERATING EXPENSES	68,143	100,698	(21,391)	79,307

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	290	355	—	355

TOTAL CAPITAL EXPENDITURES	290	355	—	355

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Strategic Industry Partnerships	(6)	—	(6)	(6)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(6)	—	(6)	(6)

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 14 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Agriculture Science and Policy, Strategic Industry Partnerships, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriations
Innovation and Industry Development	2,654	9,929
Agrifood Policy and Legislation	5,227	9,002
Plant and Animal Health	4,649	5,509
Growing Forward	1	1
	12,531	24,441

Voted Appropriations Description: This sub-vote provides for surveillance, diagnostic services, and management systems including licensing and inspection to monitor and improve plant and animal health and for the creation and delivery of industry initiatives including research and innovation. This sub-vote also provides for planning, establishing, and co-ordinating federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector and for policy and regulatory development, market development and promotion, and economic and statistical analysis for the agrifood and seafood sectors including corporate and leadership support related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

STRATEGIC INDUSTRY PARTNERSHIPS

Voted Appropriations
Food Protection	1,220	2,120
Sustainable Agriculture Management	4,301	5,166
Business Risk Management	28,928	27,328
	34,449	34,614

Voted Appropriations Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; business development; youth development; agroforestry and range use development; and promoting public awareness and support for agriculture and food sectors. This sub-vote also funds initiatives related to strengthening farming programs including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development, addressing environmental risks to and from the sector, and development of beneficial management practices; licensing and inspection of fish processing and the administration of those fisheries under the authority of the province; and activities relating to food safety, quality, and traceability. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	896	896

Voted Appropriation Description: This sub-vote provides for the supervision of the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; the hearing of appeals on regulated marketing issues; the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act; and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	503	503
Corporate Services	6,290	6,248
	6,793	6,751

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff and executive support including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	54,669	66,702

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 15 — AGRICULTURAL LAND COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	1,974	2,905

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 15 — AGRICULTURAL LAND COMMISSION	1,974	2,905

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	18,500	18,500
Less: Transfer from Ministry Operations Vote	(7,000)	(8,800)
	11,500	9,700

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	26,940	30,669
Operating Costs	11,040	13,448
Government Transfers	27,748	30,786
Other Expenses	23,339	25,804
Internal Recoveries	(9)	(9)
External Recoveries	(20,915)	(21,391)
TOTAL OPERATING EXPENSES	68,143	79,307

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account effective April 1, 2005 by section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	26,551	37,057
OPERATING TRANSACTIONS
Revenue	16,200	16,200
Expense	(18,501)	(18,501)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	7,000	8,800
Net Revenue (Expense)	4,700	6,500
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	5,806
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	37,057	43,557

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF AGRICULTURE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

STRATEGIC INDUSTRY PARTNERSHIPS

AGRICULTURAL CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agricultural Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendment Act, 2003 provides the provisions for the loan repayments. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(6)	(6)
Net Cash Requirement (Source)	(6)	(6)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to support healthy child development by its commitment to a collaborative professional practice delivered across a range of quality services which strives to maximize the potential of children and youth; and to achieve meaningful outcomes for children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 16 — Ministry Operations	1,333,067	1,345,039

OPERATING EXPENSES	1,333,067	1,345,039
CAPITAL EXPENDITURES ²	277	1,352
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Early Childhood Development and Child Care Services	258,042	264,122	(1)	264,121
Services for Children and Youth with Special Needs	286,596	294,193	(1,865)	292,328
Child and Youth Mental Health Services	78,569	78,707	—	78,707
Child Safety, Family Support and Children in Care Services	498,932	545,446	(46,326)	499,120
Adoption Services	26,522	26,543	—	26,543
Youth Justice Services	46,390	64,011	(17,884)	46,127
Service Delivery Support	119,888	120,042	(1)	120,041
Executive and Support Services	18,128	18,732	(680)	18,052

TOTAL OPERATING EXPENSES	1,333,067	1,411,796	(66,757)	1,345,039

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	277	1,352	—	1,352

TOTAL CAPITAL EXPENDITURES	277	1,352	—	1,352

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 16 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Early Childhood Development and Child Care Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY CHILDHOOD DEVELOPMENT AND CHILD CARE SERVICES

Voted Appropriation
Early Childhood Development and Child Care Services	258,042	264,121

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants and young children and their families. This sub-vote also provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	286,596	292,328

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include: early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	78,569	78,707

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries for services described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	498,932	499,120

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act and the Employment and Assistance Act. These include: family supports; collaborative planning and decision making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of and capacity building by organizations serving Aboriginal children, youth, and families. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

ADOPTION SERVICES

Voted Appropriation
Adoption Services	26,522	26,543

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	46,390	46,127

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Youth Justice Act, the Mental Health Act, the Forensic Psychiatry Act, and the federal Youth Criminal Justice Act. These include: specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	119,888	120,041

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include: service delivery administration; policy development; integrated case management system; quality assurance; the Provincial Office of Domestic Violence; and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	596	589
Corporate Services	17,532	17,463
	18,128	18,052

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 16 — MINISTRY OPERATIONS	1,333,067	1,345,039

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	313,563	319,069
Operating Costs	62,879	61,784
Government Transfers	1,029,525	1,030,450
Other Expenses	3,134	3,011
Internal Recoveries	(2,518)	(2,518)
External Recoveries	(73,516)	(66,757)
TOTAL OPERATING EXPENSES	1,333,067	1,345,039

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

The mission of the Ministry of Community, Sport and Cultural Development is to make great places to live in British Columbia by helping local governments and residents build vibrant, green, and healthy communities that are well-governed, liveable, economically-resilient, socially-responsible, and full of opportunities for participation in sports and the arts.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 17 — Ministry Operations	297,926	171,265

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	2,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700
University Endowment Lands Administration Account Special Account	6,442	6,442

OPERATING EXPENSES	308,568	181,907
CAPITAL EXPENDITURES [2]	884	893
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	249,865	126,725	(23,010)	103,715
Integrated Policy, Legislation and Operations	2,811	2,781	(2)	2,779
Arts, Culture, Gaming Grants and Sport	27,180	182,557	(135,477)	47,080
Transfers to Crown Corporations and Agencies	12,166	11,866	—	11,866
Executive and Support Services	5,904	5,826	(1)	5,825
BC Arts and Culture Endowment Special Account	2,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700	—	1,700
University Endowment Lands Administration Account Special Account	6,442	6,442	—	6,442

TOTAL OPERATING EXPENSES	308,568	340,397	(158,490)	181,907

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	884	893	—	893

TOTAL CAPITAL EXPENDITURES	884	893	—	893

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 17 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Local Government; Integrated Policy, Legislation and Operations; Arts, Culture, Gaming Grants and Sport; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	243,781	97,636
University Endowment Lands	5,576	5,576
Assessment Services	1	1
Assessment Policy and Support	507	502
	249,865	103,715

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and other related organizations; and for the operation of the University Endowment Lands, the Property Assessment Review Panels, and the Property Assessment Appeal Board including the fees and expenses of appointees to the Panels and Board. Costs may be recovered from special accounts, ministries, the British Columbia Assessment Authority, other organizations through agreements, appellants to the Board, and local and federal governments for services described within this sub-vote.

INTEGRATED POLICY, LEGISLATION AND OPERATIONS

Voted Appropriation
Integrated Policy, Legislation and Operations	2,811	2,779

Voted Appropriation Description: This sub-vote provides corporate leadership and guidance to programs including the deputy minister’s office by integrating corporate operations and overseeing the development of legislation, regulations, long-term policies, and programs including intergovernmental relations, business innovation, strategic planning, systems planning, business reviews, correspondence, socio-economic/regulatory impact analysis, and public education. This sub-vote also provides for the management and delivery of programs linked to project teams leading priority cross-government initiatives and consulting with First Nations, local governments, and other external stakeholders. Costs may be recovered from ministries, Crown agencies, other levels of government, external organizations, and individuals for services described within this sub-vote.

ARTS, CULTURE, GAMING GRANTS AND SPORT

Voted Appropriations
Sport	17,230	20,912
Arts, Culture and BC Arts Council	9,949	26,167
Community Gaming Grants	1	1
	27,180	47,080

Voted Appropriations Description: This sub-vote provides for the support of arts, cultural policy and programs, and for administration and delivery of government programs under the Arts Council Act and administration of the Arts Legacy Fund and the BC150 Cultural Fund sub-accounts held under the BC Arts and Culture Endowment special account. This sub-vote also provides for support and funding for sport, physical activity, assistance to improve sport, physical activity infrastructure, local hosting of events, administration of the Physical Fitness and Amateur Sports Fund, and the distribution of gaming proceeds towards community gaming grants. Costs may be recovered from ministries, Crown agencies, other levels of government, the British Columbia Lottery Corporation, external organizations, licensees, and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Royal British Columbia Museum	12,166	11,866

Voted Appropriation Description: This sub-vote provides for transfers to Crown Corporations and Agencies including the Royal British Columbia Museum.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	580	573
Corporate Services	5,324	5,252
	5,904	5,825

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community, Sport and Cultural Development, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and the Parliamentary Secretary for Communities. This sub-vote also provides for executive direction of the Ministry of Community, Sport and Cultural Development and administrative services for the operating programs of the Ministry of Community, Sport and Cultural Development, the Ministry of Jobs, Tourism and Skills Training, the Ministry of International Trade, and Destination BC Corp., including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems. Costs may be recovered from ministries and Crown corporations and agencies for services described within this sub-vote.

VOTE 17 — MINISTRY OPERATIONS	297,926	171,265

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: BC Arts and Culture Endowment, Physical Fitness and Amateur Sports Fund, and University Endowment Lands Administration Account.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	2,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,700	1,700

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	6,442	6,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	18,240	18,268
Operating Costs	10,375	10,282
Government Transfers	450,385	311,827
Other Expenses	6,462	6,466
Internal Recoveries	(6,446)	(6,446)
External Recoveries	(170,448)	(158,490)
TOTAL OPERATING EXPENSES	308,568	181,907

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the BC Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earning paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	6,220	6,412
OPERATING TRANSACTIONS
Revenue	3,100	3,100
Expense	(2,500)	(2,500)
Net Revenue (Expense)	600	600
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	(408)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	6,412	7,012

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a Special Account under the Special Accounts Appropriation and Control Act. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	1,427	890
OPERATING TRANSACTIONS
Revenue	1,700	1,700
Expense	(1,700)	(1,700)
Net Revenue (Expense)	—	—
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	(537)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	890	890

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, and was continued under the University Endowment Land Act, 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	32,820	33,214
OPERATING TRANSACTIONS
Revenue	6,442	6,502
Expense	(6,442)	(6,442)
Net Revenue (Expense)	—	60
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	394
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	33,214	33,274

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills, and attitudes needed to contribute to a healthy, democratic, and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 18 — Ministry Operations	5,324,238	5,329,349
STATUTORY APPROPRIATIONS
Children’s Education Fund Special Account	—	30,001
Teachers Act Special Account	6,210	6,400
OPERATING EXPENSES	5,330,448	5,365,750
CAPITAL EXPENDITURES ²	978	952
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

($000)

		2013/14 ESTIMATES
	2012/13		External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Education Programs	5,247,572	5,245,238	(21,654)	5,223,584
Learning Improvement Fund	30,000	60,000	—	60,000
Executive and Support Services	46,666	53,463	(7,698)	45,765
Children’s Education Fund Special Account	—	30,001	—	30,001
Teachers Act Special Account	6,210	6,400	—	6,400

TOTAL OPERATING EXPENSES	5,330,448	5,395,102	(29,352)	5,365,750

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	978	952	—	952

TOTAL CAPITAL EXPENDITURES	978	952	—	952

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 18 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Education Programs, Learning Improvement Fund, and Executive and Support Services.

EDUCATION PROGRAMS

Voted Appropriation
Education Programs	5,247,572	5,223,584

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, the public library system, and early learning and literacy. Costs may be recovered from public and independent schools for the Common Student Information System, the federal government for expenditures primarily relating to the Official Languages in Education Protocol, and public sector agencies for services described within this sub-vote.

LEARNING IMPROVEMENT FUND

Voted Appropriation
Learning Improvement Fund	30,000	60,000

Voted Appropriation Description: This sub-vote provides funding to address class organization issues in public schools.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	565	565
Education and Corporate Services	46,101	45,200
	46,666	45,765

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the Parliamentary Secretary for the Independent School Sector; the Parliamentary Secretary for Student Support and Parent Engagement; and corporate services to the ministry and boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, other governments, public sector agencies, private organizations, and the general public for services described within this sub-vote.

VOTE 18 — MINISTRY OPERATIONS	5,324,238	5,329,349

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Children’s Education Fund and Teachers Act Special Account.

CHILDREN’S EDUCATION FUND

Statutory Appropriation
Children’s Education Fund special account	—	30,001

Statutory Appropriation Description: This statutory appropriation provides for the Children’s Education Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	6,210	6,400

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	28,663	29,280
Operating Costs	38,837	39,852
Government Transfers	5,288,362	5,325,449
Other Expenses	1,162	1,166
Internal Recoveries	(644)	(645)
External Recoveries	(25,932)	(29,352)
TOTAL OPERATING EXPENSES	5,330,448	5,365,750

MINISTRY OF EDUCATION

SPECIAL ACCOUNT1

($000)

	Estimates	Estimates
	2012/13	2013/14
CHILDREN’S EDUCATION FUND SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2007 under the Special Accounts Appropriation and Control Act. The Children’s Education Fund provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007. Expenses also include program administration costs transferred from the Ministry Operations Vote. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	229,030	316,960
OPERATING TRANSACTIONS
Revenue	13,640	16,141
Expense	—	(30,001
Net Revenue (Expense)	13,640	(13,860)
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	27,559
Transfer from (to) the General Fund	46,731	46,744
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	316,960	349,844

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF EDUCATION

SPECIAL ACCOUNT¹

($000)

	Estimates	Estimates
	2012/13	2013/14
TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account effective January 9, 2012 under the Teachers Act. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, School Act, and Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	5,381	6,977
OPERATING TRANSACTIONS
Revenue	6,210	6,400
Expense	(6,210)	(6,400)
Net Revenue (Expense)	—	—
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	1,496
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	100	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	6,977	6,977

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF ENERGY AND MINES

The mission of the Ministry of Energy and Mines is to facilitate a positive climate for the economic, environmental, and socially responsible development of British Columbia’s energy and mineral resources for the benefit of British Columbians and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 19 — Ministry Operations	34,435	19,219

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	14,947	5,030

OPERATING EXPENSES	49,382	24,249

CAPITAL EXPENDITURES [2]	228	284
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENERGY AND MINES

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Mines and Mineral Resources	11,171	11,058	(2)	11,056
Electricity and Alternative Energy	17,980	2,951	(2)	2,949
Executive and Support Services	5,284	5,218	(4)	5,214
Innovative Clean Energy Fund Special Account	14,947	5,030	—	5,030

TOTAL OPERATING EXPENSES	49,382	24,257	(8)	24,249

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	228	284	—	284

TOTAL CAPITAL EXPENDITURES	228	284	—	284

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Electricity and Alternative Energy	—	57,000	(57,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	57,000	(57,000)	—

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 19 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Mines and Mineral Resources, Electricity and Alternative Energy, and Executive and Support Services.

MINES AND MINERAL RESOURCES

Voted Appropriation
Mines and Mineral Resources	11,171	11,056

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral and coal resources, including: developing and delivering geoscience databases and surveys; regulating mineral and coal exploration and mine development to ensure safe and environmentally responsible development, production, reclamation, and closure; developing and implementing policies and legislation to support mineral and coal exploration and development; providing secure mineral and coal tenure and registering, managing, and maintaining these rights; delivering timely permitting decisions; advising provincial government agencies on mineral and coal resources and their potential; promoting British Columbia’s many mineral and coal opportunities; assisting mineral and coal exploration and mining companies; responding to queries from the public, First Nations, stakeholders, and local governments; and consulting the public, First Nations, and local governments on major policy and legislative initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, agencies and organizations, individuals, and from fees for supplies and services described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	17,980	2,949

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, and marketing; regional electricity trading and electric system reliability and coordination including the Columbia River Treaty; province-wide energy conservation and efficiency measures and programs; alternative energy development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also provides for regulation of renewable fuels and the carbon intensity of transportation fuels; provision of policy advice or direction to electrical utilities and the regulator, British Columbia Utilities Commission; fostering private sector and community investment in new electricity and alternative energy resources; and strategic policy development for clean renewable power producers. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for supplies and services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	538	529
Corporate Services	4,746	4,685
	5,284	5,214

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy and Mines and the Minister Responsible for Core Review including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive support including the deputy minister’s office; and provides for co-ordination of legislation and the management and delivery of programs that report information to the public on the state of energy and mines. This sub-vote also provides for corporate services and corporate business innovation including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy; and for core review. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; trust fund management for ministry operations, programs, and clients; and the salary and expenses of the Parliamentary Secretary for Core Review. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	34,435	19,219

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	14,947	5,030

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,741	14,738
Operating Costs	3,813	3,495
Government Transfers	29,441	4,730
Other Expenses	1,404	1,298
Internal Recoveries	(5)	(4)
External Recoveries	(12)	(8)
TOTAL OPERATING EXPENSES	49,382	24,249

MINISTRY OF ENERGY AND MINES

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support the expanded use of clean energy, promote energy efficiency and conservation, and accelerate the commercialization of clean energy technologies through projects and programs that address provincial energy and environmental priorities. Revenues credited to the account originally came from a levy applied to all final purchases of specified ‘energy products’ in British Columbia under section 68.01 of the Social Services Tax Act prior to August 1, 2010. The levy was re-introduced on April 1, 2013 under the Provincial Sales Tax Act; however, under the revised definition of ‘energy products’, electricity is now excluded. Program expenses are recovered from the Special Account. Expenses are limited to those permitted within the scope of the Act and include administration of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	33,868	23,004
OPERATING TRANSACTIONS
Revenue	—	7,000
Expense	(14,947)	(5,030)
Net Revenue (Expense)	(14,947)	1,970

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	4,083

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	23,004	24,974

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF ENERGY AND MINES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

ELECTRICITY AND ALTERNATIVE ENERGY

NORTHWEST TRANSMISSION LINE — Disbursements are provided by the province to BC Hydro for the Northwest Transmission Line under a federal-provincial cost sharing agreement. Federal funding is received by the Ministry of Energy and Mines on BC Hydro’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	60,000	57,000
Receipts	(60,000)	(57,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to provide leadership in ensuring our natural legacy for future generations and supporting positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 20 — Ministry Operations	99,486	99,946
Vote 21 — Environmental Assessment Office	8,754	8,754

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	500	1,500
Sustainable Environment Fund Special Account	20,305	18,935

OPERATING EXPENSES	129,045	129,135
CAPITAL EXPENDITURES [2]	17,815	18,627
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Protection	6,954	8,524	(200)	8,324
Environmental Sustainability	19,083	22,585	(3,502)	19,083
BC Parks	31,422	31,656	(234)	31,422
Conservation Officer Service	16,714	16,835	(121)	16,714
Climate Action	3,523	3,273	(2)	3,271
Executive and Support Services	21,790	21,134	(2)	21,132
Environmental Assessment Office	8,754	8,756	(2)	8,754
Park Enhancement Fund Special Account	500	1,500	—	1,500
Sustainable Environment Fund Special Account	20,305	18,935	—	18,935

TOTAL OPERATING EXPENSES	129,045	133,198	(4,063)	129,135

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	17,415	18,227	—	18,227
Park Enhancement Fund Special Account	400	400	—	400

TOTAL CAPITAL EXPENDITURES	17,815	18,627	—	18,627

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Protection, Environmental Sustainability, BC Parks, Conservation Officer Service, Climate Action, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	6,954	8,324

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things through programs including administering the Sustainable Environment Fund Act, setting emission and discharge standards, monitoring and reporting on ambient air and water quality, reducing and removing contaminating toxins and waste, managing pesticide use, responding to high-risk environmental emergencies, and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other levels of government, organizations, and individuals for services described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	19,083	19,083

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards, and governance framework for the management, conservation, and utilization of the province’s surface and groundwater, watershed management, source and ground water protection, biodiversity, fish and wildlife species and their habitats, and species at risk including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting or leading outreach programs to integrate water and natural resource management into industry, municipal, and regional planning and development programs; and fostering public awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards, and co-ordination of air, water, snow, climate, and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in this vote. Transfers are provided for access, protection, and management of the environment and related environmental information gathering and management for services provided for in this sub-vote. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for services described within this sub-vote.

BC PARKS

Voted Appropriation
BC Parks	31,422	31,422

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, recreation, conservation, and utilization of special areas including provincial parks and protected areas through programs including the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and Protected Areas; wildfire planning, prevention, and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for services described within this sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	16,714	16,714

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s forest and range resource and related human health and safety including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment; enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; public safety issues related to regulated activities; the management of human/wildlife conflicts; management of predator/livestock issues; and enforcing rules governing the use of forest service recreation sites and trails and fire bans. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	3,523	3,271

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act and in British Columbia’s Climate Action Plan, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include: research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, and research. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	478	561
Corporate Services	21,312	20,571
	21,790	21,132

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive support including the deputy minister’s office and corporate administration; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, and economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	99,486	99,946

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 21 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	8,754	8,754

Voted Appropriation Description: This sub-vote provides for an objective and publicly accessible process under the Environmental Assessment Act. The process assesses environmental, economic, social, heritage, and health effects of major project proposals in British Columbia; identifies means for preventing or reducing adverse effects; and oversees certified projects to ensure that potential adverse effects of projects are avoided or mitigated and purported benefits are achieved. The Environmental Assessment Office provides the facilitation, coordination, and resources for project assessments which include consultation with members of the public, interest groups, First Nations, and other levels of government and compliance and effectiveness management in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 21 — ENVIRONMENTAL ASSESSMENT OFFICE	8,754	8,754

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	500	1,500

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	20,305	18,935

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	74,415	76,180
Operating Costs	42,641	42,119
Government Transfers	4,696	4,757
Other Expenses	31,058	29,234
Internal Recoveries	(20,376)	(19,092)
External Recoveries	(3,389)	(4,063)
TOTAL OPERATING EXPENSES	129,045	129,135

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities, and services benefitting parks and protected areas including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation fees; as donations, bequests, and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,585	2,953
OPERATING TRANSACTIONS
Revenue	590	1,600
Expense	(500)	(1,500)
Net Revenue (Expense)	90	100

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	678

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,953	2,653

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water and for environmental renewal by preventing pollution, controlling pollutants, and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent transfers to the Ministry of Environment for administration; the development of policies, legislation and regulations, standards, and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	4,498	4,687
OPERATING TRANSACTIONS
Revenue	16,310	19,530
Expense	(20,305)	(18,935)
Net Revenue (Expense)	(3,995)	595

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	4,184

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	4,687	5,282

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy; lead fair, efficient, and effective tax and royalty programs to support government services; and provide a centre of excellence for revenue management for government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 22 — Ministry Operations	117,209	114,879
Vote 23 — Gaming Policy and Enforcement	18,377	19,819
Vote 24 — Public Service Agency	51,163	50,807
Vote 25 — Benefits	1	1

STATUTORY APPROPRIATIONS
Insurance and Risk Management Account Special Account	4,191	4,191
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	190,951	189,707
CAPITAL EXPENDITURES [2]	10,405	8,018
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	197,675	171,982
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treasury Board Staff	6,738	6,716	(7)	6,709
Office of the Comptroller General	5,931	5,933	(2)	5,931
Treasury	1	30,740	(30,739)	1
Revenue Division	67,341	204,296	(138,230)	66,066
Policy and Legislation	5,015	21,973	(16,998)	4,975
Public Sector Employers’ Council Secretariat	16,640	16,660	(20)	16,640
Internal Audit and Advisory Services	2,407	2,557	(150)	2,407
Executive and Support Services	13,136	12,152	(2)	12,150
Gaming Policy and Enforcement	18,377	128,691	(108,872)	19,819
Public Service Agency	51,163	51,877	(1,070)	50,807
Benefits	1	53,283	(53,282)	1
Insurance and Risk Management Account Special Account	4,191	6,542	(2,351)	4,191
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	190,951	541,430	(351,723)	189,707

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	9,655	7,995	—	7,995
Gaming Policy and Enforcement	750	23	—	23

TOTAL CAPITAL EXPENDITURES	10,405	8,018	—	8,018

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	197,695	343,043	(171,043)	172,000
Provincial Home Acquisition Wind Up Special Account	(20)	—	(18)	(18)

TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	197,675	343,043	(171,061)	171,982

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	—	1,128,400	(1,128,400)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,128,400	(1,128,400)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Internal Audit and Advisory Services, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,738	6,709

Voted Appropriation Description: This sub-vote provides for the following: financial management advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending, economic performance, revenue, and debt including development of economic, revenue, and spending forecasts; development and management of the provincial government’s budget and three-year fiscal plan including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	5,931	5,931

Voted Appropriation Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, payment card industry requirements, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting, and continuous improvement. This sub-vote also provides for special investigations, management advisory services, activity based management, preparation of the Public Accounts, financial statements and management reports, financial compliance monitoring and reporting, payment diversion, and the Corporate Services Secretariat. Costs may be recovered from ministries, organizations within the government reporting entity, and external organizations for services described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include: management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

REVENUE DIVISION

Voted Appropriation
Revenue Division	67,341	66,066

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for accounts receivable, collection, and loan administration, including costs resulting from the administration of loans and grants issued under student financial assistance programs, the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act, and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	5,014	4,974
Financial Institutions Commission	1	1
	5,015	4,975

Voted Appropriations Description: This sub-vote provides the legislative frameworks for the corporate and personal property registries and the regulation of financial services, pension plans, and real estate services. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government and supports the implementation of government tax policy through legislation and regulation. This sub-vote also provides for operation and related administrative costs of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation, and the Financial Services Tribunal. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,640	16,640

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the Public Sector Employers Act, and related expenses. The Council sets and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations, pensions, and compensation-related issues in the public sector. Costs may be recovered from pension boards for services described within this sub-vote.

INTERNAL AUDIT AND ADVISORY SERVICES

Voted Appropriation
Internal Audit and Advisory Services	2,407	2,407

Voted Appropriation Description: This sub-vote provides for the operation of Internal Audit and Advisory Services. Services include internal audit and management advisory services pertaining to the efficiency and effectiveness of government operations; financial and management controls; performance management, accountability, and risk management; special audits and reviews requested by Treasury Board; and pre- and post-implementation reviews of major information systems. Costs may be recovered from ministries, organizations within the government reporting entity, and external organizations for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	537	681
Corporate Services	12,599	11,469
	13,136	12,150

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; and executive, strategic, and administrative support for the ministry including financial, human resources, business planning, information and systems management, freedom of information and privacy services, and records services. Corporate services are provided to the Public Service Agency, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for members of the Executive Council, Parliamentary Secretaries, members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. This sub-vote also provides for advice on the oversight of Crown corporations and agencies including analysis and coordination on governance, accountability, strategic priorities, performance planning, reporting, and inter-entity issues and policies. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	117,209	114,879

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 23 — GAMING POLICY AND ENFORCEMENT

This vote provides for programs and operations in the voted appropriations under the core business: Gaming Policy and Enforcement.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	18,376	19,818
Distribution of Gaming Proceeds	1	1
	18,377	19,819

Voted Appropriations Description: This sub-vote provides for the administration of gaming (including horse racing and lotteries) in the province and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. Costs may be recovered from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for services described within this sub-vote.

VOTE 23 — GAMING POLICY AND ENFORCEMENT	18,377	19,819

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 24 — PUBLIC SERVICE AGENCY

This vote provides for programs and operations described in the voted appropriations under the core business: Public Service Agency.

PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	22,901	22,289
Service Operations	8,608	9,478
Talent Management	14,079	13,299
Employee Relations	4,013	4,078
Corporate Services	1,562	1,663
	51,163	50,807

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations including a full range of day-to-day human resource consulting, compensation, and classification; related human resource services and programs to assist clients in meeting their business goals; and the delivery of a suite of learning services, performance management, recognition and engagement programs, payroll, and hiring. This sub-vote also provides for a full range of labour relations services including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 24 — PUBLIC SERVICE AGENCY	51,163	50,807

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 25 — BENEFITS

This vote provides for programs and operations described in the voted appropriations under the core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	246,956	268,549
Employee Health Benefits	137,512	136,772
Other Benefits	4,750	4,865
Benefits Administration	7,428	7,428
Recoveries	(396,645)	(417,613)
	1	1

Voted Appropriations Description: This sub-vote provides for services in pension, retirement, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 25 — BENEFITS	1	1

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations for the following special accounts: Insurance and Risk Management Account and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,191	4,191

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	583,988	607,485
Operating Costs	126,183	161,759
Government Transfers	132,436	135,489
Other Expenses	109,452	129,201
Internal Recoveries	(472,026)	(492,504)
External Recoveries	(289,085)	(351,723)
TOTAL OPERATING EXPENSES	190,951	189,707

MINISTRY OF FINANCE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	389,471	407,461
OPERATING TRANSACTIONS
Revenue	21,790	21,790
Expense	(53,622)	(53,622)
Internal and External Recoveries	49,431	49,431
Net Revenue (Expense)	17,599	17,599

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	407,461	425,451

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	15,429	15,468
OPERATING TRANSACTIONS
Revenue	6	5
Expense	(10)	(10)
Net Revenue (Expense)	(4)	(5)

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	23

FINANCING TRANSACTIONS
Receipts	20	18
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	20	18
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	15,468	15,481

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,866	2,643
Receipts	(12,171)	(12,043)
Net Cash Requirement (Source)	(9,305)	(9,400)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Family with Children Property Tax Deferral Option Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	113,000	110,000
Receipts	(47,000)	(52,000)
Net Cash Requirement (Source)	66,000	58,000

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	500	400
Receipts	(16,500)	(17,000)
Net Cash Requirement (Source)	(16,000)	(16,600)

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	247,000	230,000
Receipts	(90,000)	(90,000)
Net Cash Requirement (Source)	157,000	140,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	11,400	11,800
Receipts	(11,400)	(11,800)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	435,000	423,000
Receipts	(435,000)	(423,000)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,300	2,300
Receipts	(2,300)	(2,300)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	31,000	30,800
Receipts	(31,000)	(30,800)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	300,000	312,000
Receipts	(300,000)	(312,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	308,100	348,500
Receipts	(308,100)	(348,500)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

The mission of the Ministry of Forests, Lands and Natural Resource Operations is to support the sustainable development of forest, mineral, and land resources and the competitiveness of industries that use them; and to make effective land and resource decisions that produce economic prosperity and environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	379,094	340,367
Vote 27 — Direct Fire	63,165	63,165

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	159,034	157,791
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	601,313	561,343
CAPITAL EXPENDITURES [2]	55,223	58,752
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	68,308	71,294
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Integrated Resource Operations	58,725	59,860	(1,481)	58,379
Resource Stewardship	102,211	123,514	(56,561)	66,953
Tenures, Competitiveness and Innovation	13,637	16,470	(3,001)	13,469
Timber Operations, Pricing and First Nations	23,889	23,644	(2)	23,642
Regional Operations	115,488	117,580	(2,803)	114,777
Executive and Support Services	65,144	63,628	(481)	63,147
Direct Fire	63,165	77,787	(14,622)	63,165
BC Timber Sales Account Special Account	159,034	157,792	(1)	157,791
Crown Land Special Account	20	68,229	(68,209)	20
Forest Stand Management Fund Special Account	—	5,458	(5,458)	—

TOTAL OPERATING EXPENSES	601,313	713,962	(152,619)	561,343

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	27,723	29,952	—	29,952
BC Timber Sales Account Special Account	27,500	28,800	—	28,800

TOTAL CAPITAL EXPENDITURES	55,223	58,752	—	58,752

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Resource Operations	600	600	—	600
Tenures, Competitiveness and Innovation	5,878	6,764	—	6,764
BC Timber Sales Account Special Account	61,900	64,000	—	64,000
Crown Land Special Account	(70)	—	(70)	(70)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	68,308	71,364	(70)	71,294

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	6,000	(6,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,000	(6,000)	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Integrated Resource Operations; Resource Stewardship; Tenures, Competitiveness and Innovation; Timber Operations, Pricing and First Nations; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	58,725	58,379

Voted Appropriation Description: This sub-vote provides for the stewardship and management of heritage and natural resource operations, including: compliance and enforcement of provincial and First Nations laws relating to resource use; provincial resource information and mapping; legal registry of all natural resource tenures; fire prevention and control; resort development; recreation sites and trails; archaeological permitting and site registry; and heritage property management and conservation. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriation
Resource Stewardship	102,211	66,953

Voted Appropriation Description: This sub-vote provides for resource stewardship activities, including: land based investments; timber supply planning and determination; tree improvement; growth and yield, silviculture, and forest genetics related research; forest health, forest inventory, and monitoring the effectiveness of resource practices; land and marine use planning; and legislation, policies, and practices that support sustainable management of forests, water, fish, wildlife, and habitat. This sub-vote also provides for stewardship activities related to invasive plants and species, fish, wildlife, and habitat; ocean policy; water use regulation, planning, licensing, and safety including dams and dikes; and river forecasts and water rental remissions. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

TENURES, COMPETITIVENESS AND INNOVATION

Voted Appropriation
Tenures, Competitiveness and Innovation	13,637	13,469

Voted Appropriation Description: This sub-vote provides for activities, including: tenure policy and administration; activities that promote forest industry competitiveness and innovation; forest and Crown land policy and legislation; major Crown land allocation including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; forest related carbon business development; compensation; and research and development related to wood products and processes. Costs may be recovered from fees received from log exports. Costs may also be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

TIMBER OPERATIONS, PRICING AND FIRST NATIONS

Voted Appropriation
Timber Operations, Pricing and First Nations	23,889	23,642

Voted Appropriation Description: This sub-vote provides for tenure and pricing activities, including: establishing policies and administering the province’s timber measurement, pricing, and billing systems; safety policy; forest service road and bridge maintenance and infrastructure; resource road policy and legislation; and promoting First Nation participation in the forest economy. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	115,488	114,777

Voted Appropriation Description: This sub-vote provides for research, treatment, protection, licensing, permitting, administration, monitoring, reporting, stewardship management, and other operational activities in relation to: forests, fish and wildlife, invasive plants, range, water, soil, mining resources, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat and ecosystem management; aquaculture, marine planning, and regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; regional geographic information and sales; and Crown land and foreshore sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest tenure administration, First Nations consultation, and land use initiatives. This sub-vote also provides for the operation of regional offices that provide customer assistance with access to natural resource authorizations. Costs may be recovered from special accounts, ministries, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	834	687
Corporate Services	64,310	62,460
	65,144	63,147

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including: the office of the Minister of Forests, Lands and Natural Resource Operations including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, executive and executive support, information technology strategy, and corporate and strategic policy, legislation, and initiatives; and revenue collection. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Rural Economic Development. Corporate services are also provided to other ministries that support the natural resource sector. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for services described within this sub-vote.

VOTE 26 — MINISTRY OPERATIONS	379,094	340,367

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 27 — DIRECT FIRE

This vote provides for programs and operations described in the voted appropriation under the core business: Direct Fire.

DIRECT FIRE

Voted Appropriation
Direct Fire	63,165	63,165

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control throughout the province in accordance with applicable legislation, control and suppression of wildfires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs may be recovered from special accounts, ministries, agencies, other levels of government, provinces, countries, companies, organizations, and individuals for services described within this sub-vote.

VOTE 27 — DIRECT FIRE	63,165	63,165

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	159,034	157,791

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	296,806	297,837
Operating Costs	318,373	249,672
Government Transfers	89,786	77,659
Other Expenses	114,513	121,692
Internal Recoveries	(45,546)	(32,898)
External Recoveries	(172,619)	(152,619)
TOTAL OPERATING EXPENSES	601,313	561,343

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits and scaling fees) incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program including certification and safety initiatives. Costs of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	213,134	230,782
OPERATING TRANSACTIONS
Revenue	178,115	187,320
Expense	(159,037)	(163,593)
Internal and External Recoveries	3	5,802
Net Revenue (Expense)	19,081	29,529

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	(562)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(61,900)	(64,000)
Capital Expenditures	(27,500)	(28,800)
Net Cash Source (Requirement)	(89,400)	(92,800)
Difference Between 2012/13 Estimates and Projected Actual Net Cash Source (Requirement)	6,300	—
Working Capital Adjustments and Other Spending Authority Committed³	82,229	89,900
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	230,782	257,411

NOTES

1  A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2  The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

3  The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and provisions were modified under the Special Accounts Appropriation and Control Act in 1982. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition these grants and tenures are expensed at their fair market values if any consideration is received, and are otherwise expensed at net book value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	77,683	125,095
Less: Cost of Development	(1,344)	(2,017)
	76,339	123,078
Expense	(20)	(20)
Net Revenue (Expense)	76,319	123,058

FREE CROWN GRANTS AND NOMINAL RENT TENURES³
Expense:[4]
– Ministry of Advanced Education	(1,000)	(1)
– Ministry of Community, Sport and Cultural Development	(4,228)	(9,081)
– Ministry of Education	(1,000)	(1)
– Ministry of Environment	(1,454)	(1)
– Ministry of Forests, Lands and Natural Resource Operations	(2,629)	(1)
– Ministry of Health	(3,600)	(1)
– Ministry of Jobs, Tourism and Skills Training	(1,000)	(1)
– Ministry of Justice	(1,000)	(1)
– Ministry of Natural Gas Development	(2,432)	(1,760)
– Ministry of Social Development and Social Innovation	(1,000)	(1)
– Ministry of Transportation and Infrastructure	(4,000)	(4,000)
– Renewal of Nominal Rent Tenures	(2,163)	(2,360)
– Contingency	(51,000)	(51,000)
Total Expense	(76,506)	(68,209)

Internal and External Recoveries	76,506	68,209
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(76,389)	(123,128)

FINANCING TRANSACTIONS
Receipts	70	70
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	70	70
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	50,000	50,000

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

3   Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

4   The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2013/14 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	11,964	11,964
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(5,458)	(5,458)
Internal and External Recoveries	5,458	5,458
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	11,964	11,964

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

TENURES, COMPETITIVENESS AND INNOVATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	5,878	6,764
Receipts	—	—
Net Cash Requirement (Source)	5,878	6,764

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,000	6,000
Receipts	(6,000)	(6,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 28 — Ministry Operations	16,030,229	16,403,475

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	16,177,479	16,550,725
CAPITAL EXPENDITURES [2]	16,614	2,644
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTH

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Health Programs	15,945,404	16,579,459	(254,306)	16,325,153
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	232,075	239,553	(13,981)	225,572
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	16,177,479	16,819,012	(268,287)	16,550,725

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	16,614	2,644	—	2,644

TOTAL CAPITAL EXPENDITURES	16,614	2,644	—	2,644

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 28 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	10,838,220	11,121,315
Medical Services Plan	3,886,873	3,982,075
PharmaCare	1,178,354	1,179,232
Health Benefits Operations	35,123	35,560
Vital Statistics	6,834	6,971
	15,945,404	16,325,153

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multi-disciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs including enrolment. Vital Statistics provides funding for the Agency responsible for the administration, registration, record maintenance, certification, statistical analysis, and reporting of births, deaths, and marriages occurring in the province. Costs may be recovered from royalties on the sale of Vital Statistics Agency-developed intellectual property, ministries, health authorities, agencies, other levels of government, organizations, and individuals for services provided or funded by the ministry.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,090	714
Stewardship and Corporate Services	230,985	224,858
	232,075	225,572

Voted Appropriations Description: This sub-vote provides funding for the office of the Minister of Health, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the Parliamentary Secretary for Healthy Living; and the Parliamentary Secretary for Seniors. This sub-vote also provides for stewardship and corporate services functions including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health plans, monitoring and regulation of professional associations, seniors advocacy, and public health reports on population health through the Provincial Health Officer. Costs may be recovered from other levels of government, organizations, individuals, and other entities for services described within this sub-vote.

VOTE 28 — MINISTRY OPERATIONS	16,030,229	16,403,475

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	112,208	113,515
Operating Costs	116,040	166,009
Government Transfers	16,186,329	16,537,216
Other Expenses	149,446	149,863
Internal Recoveries	(147,591)	(147,591)
External Recoveries	(238,953)	(268,287)
TOTAL OPERATING EXPENSES	16,177,479	16,550,725

MINISTRY OF HEALTH

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	—	—

NOTES

¹     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF INTERNATIONAL TRADE

The mission of the Ministry of International Trade is to provide integrated trade and investment programs and services to help British Columbia increase its exports, develop international partnerships, increase awareness, negotiate trade deals, and attract investment and company head offices. The Ministry also promotes multiculturalism and engages in initiatives to eliminate racism.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 29 — Ministry Operations	37,206	36,135

OPERATING EXPENSES	37,206	36,135
CAPITAL EXPENDITURES ²	—	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2    Details of capital expenditures are presented in Schedule C.

3    Details of loans, investments and other requirements are presented in Schedule D.

4    Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF INTERNATIONAL TRADE

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
International Trade and Investment Attraction	15,481	15,067	(2)	15,065
Competitiveness	1,583	1,429	(1)	1,428
Multiculturalism	625	627	(2)	625
Transfers to Crown Corporations and Agencies	17,800	17,300	—	17,300
Executive and Support Services	1,717	1,718	(1)	1,717

TOTAL OPERATING EXPENSES	37,206	36,141	(6)	36,135

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	1	—	1

TOTAL CAPITAL EXPENDITURES	—	1	—	1

MINISTRY OF INTERNATIONAL TRADE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: International Trade and Investment Attraction, Competitiveness, Multiculturalism, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

INTERNATIONAL TRADE AND INVESTMENT ATTRACTION

Voted Appropriation
International Trade and Investment Attraction	15,481	15,065

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives and offices; development and delivery of outbound trade and investment missions in conjunction with public and private sector partners; management of British Columbia’s participation in domestic and international trade agreements and initiatives, including the Softwood Lumber Agreement; programming to assist British Columbia companies to conduct international business; partnerships with public and private sector organizations to achieve trade and investment objectives; and research and analysis to develop sectoral and market strategies and support British Columbia’s trade and investment objectives. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this sub-vote.

COMPETITIVENESS

Voted Appropriation
Competitiveness	1,583	1,428

Voted Appropriation Description: This sub-vote provides for the delivery of investment capital and venture capital programming by acting as the lead and working with the British Columbia Immigrant Investment Fund and the British Columbia Renaissance Fund. Costs may be recovered from ministries and Crown agencies for services described within this sub-vote.

MULTICULTURALISM

Voted Appropriation
Multiculturalism	625	625

Voted Appropriation Description: This sub-vote provides for the policy, administration, operation, delivery, and support of multiculturalism programs and services. Programs and services include public education, Interfaith Bridging, Safe Harbour, Provincial Nesika Awards, and community networking against racism and hate. Costs may be recovered from ministries, organizations, and from the federal government under cost sharing agreements for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Forestry Innovation Investment Ltd	17,800	17,300

Voted Appropriation Description: This sub-vote provides for transfers to Crown Corporations and Agencies including Forestry Innovation Investment Ltd.

MINISTRY OF INTERNATIONAL TRADE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	—	597
Corporate Services	1,717	1,120
	1,717	1,717

Voted Appropriations Description: This sub-vote provides for the office of the Minister of International Trade and Minister Responsible for Asia Pacific Strategy and Multiculturalism, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and the Parliamentary Secretary for Asia Pacific Strategy. This sub-vote also provides for executive direction of the Ministry of International Trade, and administrative services for the operating programs of the Ministry of International Trade, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems, some of which are provided by the Ministry of Community, Sport and Cultural Development and the Ministry of Jobs, Tourism and Skills Training. Costs may be recovered from ministries and Crown corporations and agencies for services described within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	37,206	36,135

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,649	8,812
Operating Costs	10,349	10,095
Government Transfers	20,001	19,024
Other Expenses	55	58
Internal Recoveries	(1,846)	(1,848)
External Recoveries	(2)	(6)
TOTAL OPERATING EXPENSES	37,206	36,135

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

The mission of the Ministry of Jobs, Tourism and Skills Training is to manage key lines of government service that help create the economic prosperity needed for the success of families and communities across the province. This means seizing the opportunities and responding to the challenges of a globalized economy in order to create new jobs, defend existing ones, and position ourselves for long-term growth. In addition, the Labour Division establishes a fair and balanced labour and employment law framework that promotes worker health and safety and labour relations stability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 30 — Ministry Operations	182,165	181,457
Vote 31 — Labour Programs	15,100	14,697
STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	197,765	196,654
CAPITAL EXPENDITURES [2]	3,276	22,052
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Market and Immigration Initiatives	17,446	179,869	(162,621)	17,248
Tourism and Small Business	55,291	7,328	(5)	7,323
Major Investments Office	2,967	2,872	(1)	2,871
Economic Development	6,996	6,802	(2)	6,800
Transfers to Crown Corporations and Agencies	94,444	143,334	—	143,334
Executive and Support Services	5,021	4,881	(1,000)	3,881
Labour Programs	15,100	41,138	(26,441)	14,697
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	197,765	386,724	(190,070)	196,654

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	3,103	21,944	—	21,944
Labour Programs	173	108	—	108

TOTAL CAPITAL EXPENDITURES	3,276	22,052	—	22,052

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 30 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Labour Market and Immigration Initiatives, Tourism and Small Business, Major Investments Office, Economic Development, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

LABOUR MARKET AND IMMIGRATION INITIATIVES

Voted Appropriations
Strategy, Policy and Priorities	2,360	2,360
Immigration	11,849	11,651
Labour Market Programs	3,236	3,236
Labour Market Agreement	1	1
	17,446	17,248

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, and delivery of labour market and immigration programs and services including external service delivery for initiatives related to settlement, immigration, and labour market development. Programs and services include business immigration; development and delivery of training programs and labour market supports through the Canada-British Columbia Labour Market Agreement; the Provincial Nominee Program; the Canada-British Columbia Building Foreign Qualifications Recognition Capacity Agreement; worker training programs; community services and partnerships; national and international job fairs; and labour market information, forecast, and communication tools. This sub-vote also provides for negotiation and implementation of the Canada-British Columbia Immigration Agreement. Costs may be recovered from investment returns on security deposits, from fees, and from ministries, Crown agencies, and parties external to government, including the Government of Canada through federal/provincial agreements for services described within this sub-vote.

TOURISM AND SMALL BUSINESS

Voted Appropriations
Tourism Marketing	26,658	—
Tourism Partnerships	18,913	—
Strategy and Policy	2,319	—
Tourism Policy	980	925
Creative BC	2,339	2,325
Small Business	4,082	4,073
	55,291	7,323

Voted Appropriations Description: This sub-vote provides for the development and implementation of provincial plans, policies, and legislation related to tourism and/or the tourism industry in British Columbia; work on tourism-related projects and policies of key strategic importance to British Columbia’s tourism industry and government, including costs related to the transition to Destination BC Corp.; tourism-related operational, programming, and research activities including negotiating and entering into tourism-related agreements or arrangements with parties outside of British Columbia; support to the Secretariat for the Ministers’ Council on Tourism; support and funding for the promotion of British Columbia’s creative economy and industries including infrastructure, marketing, production and post-production support for film, television, gaming, digital media, music, publishing, and other creative industries. This sub-vote also provides for development of comprehensive economic and competitiveness strategies; working with investors to facilitate economic development and job creation; negotiating positions, policy options, and advice for government and industry; providing strategic direction to remove barriers to business, advancing economic development, and increasing productivity and competitiveness; providing financial support for projects, initiatives, and trusts that support economic growth and diversification throughout the province; and establishing and operating the Small Business Roundtable. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, other organizations, and parties external to government for services described within this sub-vote.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

MAJOR INVESTMENTS OFFICE

Voted Appropriation
Major Investments Office	2,967	2,871

Voted Appropriation Description: This sub-vote provides for fostering economic development in key sectors by acting as the lead and working with other ministries and agencies to identify and evaluate new major project investment opportunities and encourage investment in British Columbia; working with the international offices to provide consistent and personalized business relationships and services to potential investors; advocating on behalf of government to secure and attain necessary approvals of major investment opportunities and working with investors, ministries, government agencies, other levels of government, and stakeholders to identify barriers impeding investment projects in British Columbia and working to overcome them; and funding and support for hosting events and trade missions. The Major Investments Office will work with the Aboriginal Business Investment Council and provide direct support and services to the Jobs and Investment Board. Costs may be recovered from government organizations and agencies for services described within this sub-vote.

ECONOMIC DEVELOPMENT

Voted Appropriations
Economic Development	5,485	5,334
Mountain Pine Beetle Epidemic Response	911	886
BC Jobs and Investment Board	600	580
	6,996	6,800

Voted Appropriations Description: This sub-vote provides for the administration, operation, and delivery of regional economic development programs, including the RuralBC Secretariat and the Resort Municipality Initiative Program, and services including comprehensive economic strategies and initiatives; key economic development tools; identifying new ways of enabling British Columbia’s rural communities to become more economically diverse; working with investors to facilitate economic development and job creation; administering federal/provincial economic programs; developing training strategies and implementing strategic labour market policies; and land and marine use planning. This sub-vote also provides for executive direction, administrative services, and operating programs of the Mountain Pine Beetle Epidemic Response Division and the BC Jobs and Investment Board. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations	—	48.890
Destination BC Corp	94,444	94,444
Industry Training Authority	94,444	143,334

Voted Appropriations Description: This sub-vote provides for transfers to Crown Corporations and Agencies including Destination BC Corp. and the Industry Training Authority.

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	923	923
Corporate Services	4,098	2,958
	5,021	3,881

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Tourism and Skills Training and Minister Responsible for Labour and the Minister of State for Tourism and Small Business, including salaries, benefits, allowances, and operating expenses for the ministers and the ministers’ staff; and the Parliamentary Secretary for the Jobs Plan. This sub-vote also provides for executive direction of the Ministry of Jobs, Tourism and Skills Training and administrative services for the operating programs of the Ministry of Jobs, Tourism and Skills Training; the Ministry of Community, Sport and Cultural development; the Ministry of International Trade; and Destination BC Corp., including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems. Costs may be recovered from ministries, Crown corporations, and agencies for services described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	182,165	181,457

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 31 — LABOUR PROGRAMS

This vote provides for programs and operations described in the voted appropriations under the core business: Labour Programs.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	7,833	7,833
Labour Relations Board	4,630	4,630
WorkSafeBC Funded Services	1	1
Corporate Services	2,636	2,233
	15,100	14,697

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations, including: oversight of the Employment Standards Act and the Labour Relations Code; the administration of the Employment Standards Act; and the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and the Labour Relations Board, including funding for the Employment Standards Tribunal and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. This sub-vote also provides for executive, strategic, and administrative support including financial, human resources, business planning, information and systems management, legislative and policy support, corporate planning, and performance management. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

VOTE 31 — LABOUR PROGRAMS	15,100	14,697

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	79,178	63,851
Operating Costs	56,885	26,004
Government Transfers	280,779	296,198
Other Expenses	832	16,287
Internal Recoveries	(520)	(15,616)
External Recoveries	(219,389)	(190,070)
TOTAL OPERATING EXPENSES	197,765	196,654

MINISTRY OF JOBS, TOURISM AND SKILLS TRAINING

SPECIAL ACCOUNT¹

($000)

Estimates	Estimates
2012/13	2013/14

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitimat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	455	466
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	(64)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	466	541

NOTES

¹     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF JUSTICE

The mission of the Ministry of Justice is to lead law reform in British Columbia, see that public affairs are administered in accordance with the law, and ensure that British Columbia is a province where people are safe.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 32 — Attorney General Operations	370,132	368,402
Vote 33 — Solicitor General Operations	611,843	639,516
Vote 34 — Judiciary	67,041	68,109
Vote 35 — Crown Proceeding Act	24,500	24,500
Vote 36 — Independent Investigations Office	9,300	10,100
Vote 37 — British Columbia Utilities Commission	1	1
Vote 38 — Emergency Program Act	14,478	14,478

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	—	—
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Public Guardian and Trustee Operating Account Special Account	8,893	8,893
Less: Transfer from Ministry Operations Vote	(8,893)	(8,893)
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	1,112,080	1,139,891
CAPITAL EXPENDITURES ²	12,882	18,927
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1  For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2  Details of capital expenditures are presented in Schedule C.

3  Details of loans, investments and other requirements are presented in Schedule D.

4  Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JUSTICE

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Services	106,225	109,692	(3,502)	106,190
Prosecution Services	112,939	112,914		112,914
Court Services	96,758	99,273	(2,852)	96,421
Legal Services	17,600	17,871	(300)	17,571
Agencies, Boards and Commissions	13,295	13,963	(668)	13,295
Executive and Support Services	23,315	22,013	(2)	22,011
Corrections	200,113	219,500	(6,044)	213,456
Policing and Security Programs	326,346	368,100	(26,011)	342,089
Victim Services and Crime Prevention	40,231	40,510	(300)	40,210
Emergency Management BC	26,769	31,858	(5,122)	26,736
Office of the Superintendent of Motor Vehicles	4,177	8,186	(4,036)	4,150
Liquor Control and Licensing	1	11,391	(11,390)	1
Corporate Services	14,206	12,876	(2)	12,874
Judiciary	67,041	68,109	—	68,109
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	9,300	10,100	—	10,100
British Columbia Utilities Commission	1	6,675	(6,674)	1
Emergency Program Act	14,478	14,478	—	14,478
Civil Forfeiture Account Special Account	—	3,992	(3,992)	—
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Public Guardian and Trustee Operating Account Special Account	—	15,804	(15,804)	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	1,112,080	1,226,590	(86,699)	1,139,891

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	5,091	6,036	—	6,036
Corporate Services	4,759	11,346	—	11,346
Judiciary	590	765	—	765
Independent Investigations Office	1,882	388	—	388
British Columbia Utilities Commission	20	10	—	10
Public Guardian and Trustee Operating Account Special Account	540	382	—	382

TOTAL CAPITAL EXPENDITURES	12,882	18,927	—	18,927

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	2,900	(2,900)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	2,900	(2,900)	—

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 32 — ATTORNEY GENERAL OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards and Commissions; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	106,225	106,190

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province including administrative justice reform; public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; maintenance enforcement and services associated with inter-jurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, and the federal government for services described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	112,939	112,914

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	96,758	96,421

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	17,600	17,571

Voted Appropriation Description: This sub-vote provides for legal and related services including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, agencies, boards and commissions, and other organizations for legal and related services described within this sub-vote.

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

AGENCIES, BOARDS AND COMMISSIONS

Voted Appropriation
Agencies, Boards and Commissions	13,295	13,295

Voted Appropriation Description: This sub-vote provides for the costs of the BC Ferry Commission, BC Human Rights Tribunal, BC Review Board, and Oil and Gas Appeal Tribunal and partial funding of the Public Guardian and Trustee Operating Account. The BC Ferry Commission serves to regulate British Columbia Ferry Services Inc. (BC Ferries). The BC Human Rights Tribunal provides parties the opportunity to resolve complaints of discrimination through mediation and hearings under the British Columbia Human Rights Code. The BC Review Board conducts hearings pursuant to the Criminal Code of Canada, to review and assess the mental condition and level of threat to the public posed by mentally disordered accused persons to determine whether they should be absolutely or conditionally discharged or detained in a designated place of custody. The Oil and Gas Appeal Tribunal is an independent agency that was established to hear appeals from certain determinations issued by the Oil and Gas Commission (or its designate) under the Oil and Gas Activities Act, as well as certain review decisions issued by a review official. Costs may be recovered from ministries, agencies, boards and commissions, and other organizations for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,231	1,087
Corporate Services	22,084	20,924
	23,315	22,011

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Justice including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the ministry. This sub-vote also provides for other initiatives sponsored by the Minister of Justice and the ministry. Costs may be recovered from ministries, agencies, boards and commissions, other organizations, and individuals for services described within this sub-vote.

VOTE 32 — ATTORNEY GENERAL OPERATIONS	370,132	368,402

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 33 — SOLICITOR GENERAL OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Corrections, Policing and Security Programs, Victim Services and Crime Prevention, Emergency Management BC, Office of the Superintendent of Motor Vehicles, Liquor Control and Licensing, and Corporate Services.

CORRECTIONS

Voted Appropriation
Corrections	200,113	213,456

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries for purposes including medical sessions, systems-related costs, and supervision of offenders; from other levels of government for purposes which include housing and supervision of federal offenders and immigration detainees; and from other jurisdictions for community supervision of offenders, the Vancouver Drug Treatment Court, and the Native Courtworker Program for services described within this sub-vote.

POLICING AND SECURITY PROGRAMS

Voted Appropriation
Policing and Security Programs	326,346	342,089

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province, management of contract policing, and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites; for criminal record reviews of public sector employees; and from other levels of government, the Insurance Corporation of British Columbia, the Vancouver Port Corporation, and organizations and individuals covered by the Criminal Records Review Act for services described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	40,231	40,210

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs and crime prevention initiatives, from ministries for special public safety initiatives, and from other levels of government for services described within this sub-vote.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	26,769	26,736

Voted Appropriation Description: This sub-vote provides for costs related to provincial emergency planning, preparedness, mitigation, response, and recovery activities including flood, fire, and other hazard mitigation; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to multiple fatality incidents. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and oversees major fire investigations and the response to major wildland urban interface fire emergencies; and for the BC Coroners Service, which provides for investigations of unnatural, sudden, and unexpected deaths in the province, ensuring that the relevant facts are made a matter of public record, identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances, and reporting on issues affecting prevention of child death and promoting child safety. Costs may be recovered from ministries, Crown agencies, other levels of government, and other organizations for services described within this sub-vote.

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	4,177	4,150

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver related programs administered by the Office of the Superintendent of Motor Vehicles. Costs may be recovered from ministries, Crown corporations, and from appeal fees and program fees for services described within this sub-vote.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement in support of the Liquor Control and Licensing Act and regulations including administrative oversight of retail liquor outlets appointed under section 18(5) of the Liquor Distribution Act to establish and operate an on-going program to reduce the incidence of underage drinking. Costs may be recovered from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for services described within this sub-vote.

CORPORATE SERVICES

Voted Appropriation
Corporate Services	14,206	12,874

Voted Appropriation Description: This sub-vote provides for the office of the Deputy Solicitor General, as well as executive, strategic, and administrative support for the ministry; the Parliamentary Secretary for Corrections; the Parliamentary Secretary for Crime Reduction; and the Parliamentary Secretary for Liquor Policy Review. This includes financial administration, facilities management, organizational development, information and systems management, and service planning. This sub-vote also provides for policy development and other initiatives sponsored by the Minister of Justice, including oversight of delegated consumer protection agencies. Costs may be recovered from ministries for special public safety initiatives, and from organizations and individuals for services described within this sub-vote; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution.

VOTE 33 — SOLICITOR GENERAL OPERATIONS	611,843	639,516

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 34 — JUDICIARY

This vote provides for programs and operations described in the voted appropriations under the core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	14,350	14,350
Provincial Courts	52,691	53,759
	67,041	68,109

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 34 — JUDICIARY	67,041	68,109

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 35 — CROWN PROCEEDING ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 35 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 36 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for programs and operations described in the voted appropriation under the core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	9,300	10,100

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which conducts investigations into deaths and incidents of serious harm involving on and off duty municipal police and Royal Canadian Mounted Police in British Columbia and on duty special provincial constables. When such investigations result in Crown Counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. The Independent Investigations Office operates under the Police Act which provides for the prescription of additional offences to be investigated and for issuance of public reports as necessary and as required.

VOTE 36 — INDEPENDENT INVESTIGATIONS OFFICE	9,300	10,100

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 37 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business: British Columbia Utilities Commission.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission may be recovered from regulated entities, hearing and project applicants, and parties external to government for services described within this sub-vote.

VOTE 37 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 38 — EMERGENCY PROGRAM ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	14,478	14,478

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies, disasters, and for hazard mitigation initiatives.

VOTE 38 — EMERGENCY PROGRAM ACT	14,478	14,478

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, Public Guardian and Trustee Operating Account, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	8,893	8,893
Less: Transfer from Ministry Operations Vote	(8,893)	(8,893)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	548,695	559,017
Operating Costs	150,622	152,635
Government Transfers	539,923	557,963
Other Expenses	42,054	42,982
Internal Recoveries	(85,364)	(86,007)
External Recoveries	(83,850)	(86,699)
TOTAL OPERATING EXPENSES	1,112,080	1,139,891

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	3,096	5,323
OPERATING TRANSACTIONS
Revenue	1,033	1,033
Expense	(3,992)	(3,992)
Internal and External Recoveries	3,992	3,992
Net Revenue (Expense)	1,033	1,033

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	1,194

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	5,323	6,356

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	3,522	3,463
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	(188)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,463	3,592

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	995	1,016
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	21

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	1,016	1,016

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Attorney General Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	24,894	26,053
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(24,108)	(24,697)
Internal and External Recoveries	15,215	15,804
Transfer from Ministry Operations Vote	8,893	8,893
Net Revenue (Expense)	—	—

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	1,066

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(540)	(382)
Net Cash Source (Requirement)	(540)	(382)
Working Capital Adjustments and Other Spending Authority Committed³	633	633
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	26,053	26,304

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for the Ministry of Justice. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	43,926	42,540
OPERATING TRANSACTIONS
Revenue	12,500	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,004)	(1,504)

Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	(382)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	42,540	41,036

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF JUSTICE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,100	2,900
Receipts	(2,100)	(2,900)
Net Cash Requirement (Source)	—	—

MINISTRY OF NATURAL GAS DEVELOPMENT

The mission of the Ministry of Natural Gas Development is to facilitate a positive climate for the economic, environmental, and socially responsible development of British Columbia’s natural gas and petroleum resources for the benefit of British Columbians; for providing leadership in meeting the housing needs of all British Columbians by establishing safety codes, supporting residential tenants, landlords, and homeowners and enabling a range of market and non-market housing choices; and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 39 — Ministry Operations	16,321	15,694
Vote 40 — Housing	346,242	343,866

STATUTORY APPROPRIATION
Housing Endowment Fund Special Account	10,000	12,000

OPERATING EXPENSES	372,563	371,560
CAPITAL EXPENDITURES [2]	27,190	27,067
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF NATURAL GAS DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Oil and Gas	14,285	13,132	(2)	13,130
Executive and Support Services	2,036	2,568	(4)	2,564
Housing	346,242	343,867	(1)	343,866
Housing Endowment Fund Special Account	10,000	12,000	—	12,000

TOTAL OPERATING EXPENSES	372,563	371,567	(7)	371,560

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	27,190	27,067	—	27,067

TOTAL CAPITAL EXPENDITURES	27,190	27,067	—	27,067

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	29,346	(29,346)	—

TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	29,346	(29,346)	—

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 39 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following two core businesses: Oil and Gas and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	14,285	13,130

Voted Appropriation Description: This sub-vote provides for the management of the province’s natural gas and petroleum, including the following: the administration of petroleum and natural gas; facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, market, engineering, environmental, volume, and pricing analysis to develop and implement policies and programs; identifying, stimulating, and facilitating development and market opportunities; fostering skilled oil and gas labour and service sector resources; developing provincial statutes and regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits, and operating expenses related to government’s management of oil and gas resources; expenses for developing policies and programs to identify, stimulate, market, and facilitate British Columbia’s oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations, and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic, and financial aspects of oil and gas development. This sub-vote also provides assistance and advice to the petroleum and natural gas industries on issuance of petroleum and natural gas tenures and underground natural gas storage rights; and maintains tenure registries and collects fees associated with the subsurface tenures and ensures compliance with provincial tenure legislation and regulations. This sub-vote also provides for the salaries, benefits, and operating expenses related to the accountabilities of the Liquefied Natural Gas Secretariat. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to the government for supplies and services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	—	528
Corporate Services	2,036	2,036
	2,036	2,564

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Natural Gas Development and the Minister Responsible for Housing including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support including the deputy minister’s office. This sub-vote also provides for corporate services and corporate business innovation including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for services described within this sub-vote.

VOTE 39 — MINISTRY OPERATIONS	16,321	15,694

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 40 — HOUSING

This vote provides for programs and operations described in the voted appropriations under the core business: Housing.

HOUSING

Voted Appropriations
Housing	336,690	334,315
Building and Safety Policy	1,550	1,550
Residential Tenancy	8,002	8,001
	346,242	343,866

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and equipment safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the British Columbia Building, Plumbing and Fire Codes, under the Local Government Act, the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Shelter Aid for Elderly Renters Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials’ Association Act, the Fire Services Act, the Commercial Tenancy Act and the Rent Distress Act. This sub-vote is also responsible for the Building Code Appeal Board and the Safety Standards Appeal Board. Transfers are provided to BC Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, other levels of government, organizations, agencies, and individuals for services described within this sub-vote.

VOTE 40 — HOUSING	346,242	343,866

MINISTRY OF NATURAL GAS DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the following special account: Housing Endowment Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	10,000	12,000

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,747	15,591
Operating Costs	12,134	10,644
Government Transfers	345,322	344,968
Other Expenses	368	368
Internal Recoveries	(2)	(4)
External Recoveries	(6)	(7)
TOTAL OPERATING EXPENSES	372,563	371,560

MINISTRY OF NATURAL GAS DEVELOPMENT

SPECIAL ACCOUNT1

($000)

Estimates	Estimates
2012/13	2013/14

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2007 under the Special Accounts Appropriation and Control Act. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	33,112	45,369
OPERATING TRANSACTIONS
Revenue	10,000	20,000
Expense	(10,000)	(12,000)
Net Revenue (Expense)	—	8,000
Difference Between 2012/13 Estimates and Projected Actual Net Revenue (Expense)	12,257
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	45,369	53,369

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2012/13 is based on the 2011/12 Public Accounts.

MINISTRY OF NATURAL GAS DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees and levies assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	31,157	29,346
Receipts	(31,157)	(29,346)
Net Cash Requirement (Source)	—	—

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

The mission of the Ministry of Social Development and Social Innovation is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their potential and make meaningful contributions to their community; and by providing access to the services and resources to help them build the resilience and personal accountability necessary to achieve those goals.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 41 — Ministry Operations	2,456,780	2,487,215

OPERATING EXPENSES	2,456,780	2,487,215
CAPITAL EXPENDITURES [2]	32,538	39,621
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,663,883	1,694,318	(10,080)	1,684,238
Employment	55,488	356,686	(301,198)	55,488
Community Living British Columbia	718,777	728,777	—	728,777
Employment and Assistance Appeal Tribunal	1,751	1,751	—	1,751
Executive and Support Services	16,881	17,001	(40)	16,961

TOTAL OPERATING EXPENSES	2,456,780	2,798,533	(311,318)	2,487,215

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	32,538	39,621	—	39,621

TOTAL CAPITAL EXPENDITURES	32,538	39,621	—	39,621

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Income Assistance, Employment, Community Living British Columbia, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	115,529	115,529
Temporary Assistance	429,985	383,639
Disability Assistance	847,075	913,576
Supplementary Assistance	271,294	271,494
	1,663,883	1,684,238

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments for services described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	55,487	55,487
Labour Market Development Agreement	1	1
	55,488	55,488

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries and parties external to government under cost-sharing agreements for services described within this sub-vote.

COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriation
Community Living British Columbia	718,777	728,777

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,751	1,751

Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating, and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for services described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND SOCIAL INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	475	555
Corporate Services	16,406	16,406
	16,881	16,961

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Social Innovation and for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, and records management. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	2,456,780	2,487,215

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	122,174	127,515
Operating Costs	31,017	32,806
Government Transfers	2,610,017	2,633,506
Other Expenses	6,798	20,345
Internal Recoveries	(138)	(15,639)
External Recoveries	(313,088)	(311,318)
TOTAL OPERATING EXPENSES	2,456,780	2,487,215

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’

SERVICES

The mission of the Ministry of Technology, Innovation and Citizens’ Services is to grow British Columbia’s technology industry, champion innovation, and deliver cost-effective, accessible, and responsive services to citizens and clients.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 42 — Ministry Operations	65,529	65,290
Vote 43 — Shared Services BC	438,044	433,001
Vote 44 — Government Communications and Public Engagement	36,147	36,147

OPERATING EXPENSES	539,720	534,438
CAPITAL EXPENDITURES [2]	169,605	126,339
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	3,000	(3,000)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	17,697	27,305	(9,608)	17,697
Office of the Chief Information Officer	12,866	14,246	(1,380)	12,866
Innovation and Technology	8,547	8,489	(2)	8,487
Executive and Support Services	26,419	26,242	(2)	26,240
Logistics and Business Services	12,182	55,471	(43,289)	12,182
Integrated Workplace Solutions	264,560	363,090	(103,130)	259,960
Technology Solutions	161,302	185,586	(24,727)	160,859
Government Communications and Public Engagement	26,155	26,258	(103)	26,155
Strategic Initiatives	9,992	9,994	(2)	9,992

TOTAL OPERATING EXPENSES	539,720	716,681	(182,243)	534,438

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,616	—	—	—
Technology Solutions	166,114	125,872	—	125,872
Government Communications and Public Engagement	915	—	—	—
Strategic Initiatives	960	467	—	467

TOTAL CAPITAL EXPENDITURES	169,605	126,339	—	126,339

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Workplace Solutions	3,000	5,000	(8,000)	(3,000)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	3,000	5,000	(8,000)	(3,000)

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 42 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Innovation and Technology, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	16,246	16,246
BC Online	822	822
BC Registry Services	1	1
BC Stats	628	628
	17,697	17,697

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points including over the counter, telephone, and online and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, and business registry services for citizens and the business community. This sub-vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and services described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	12,866	12,866

Voted Appropriation Description: This sub-vote provides for strategic information management and technology governance and direction for government. This includes development of standards, policies, and programs to support government initiatives; review of ministry information management and technology initiatives; information security; privacy protection; intellectual property services; and promoting and integrating information technology to improve citizen-centred service delivery. This sub-vote also includes services related to the provision of advice and support to government in relation to the transformation of information technology and business processes. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

INNOVATION AND TECHNOLOGY

Voted Appropriations
Innovation and Technology	2,397	2,397
BC Innovation Council	6,150	6,090
	8,547	8,487

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; developing and implementing strategies; providing strategic direction to remove barriers to innovation and commercialization; and providing financial support for related projects and programs, initiatives, and trusts that support academic excellence and economic diversification throughout the province. This sub-vote also provides for transfers to the BC Innovation Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other organizations for services described within this sub-vote.

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	488	559
Corporate Services	25,931	25,681
	26,419	26,240

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Technology, Innovation and Citizens’ Services and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, performance management, corporate human resource strategies including employee engagement and employee communications, and other administrative services including financial, information technology, and information management. In addition, this sub-vote provides funding to other organizations to support the provision of programming to all British Columbians through television, the web, and other emerging technologies. This sub-vote also provides for activities that support the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 42 — MINISTRY OPERATIONS	65,529	65,290

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 43 — SHARED SERVICES BC

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Logistics and Business Services, Integrated Workplace Solutions, and Technology Solutions.

LOGISTICS AND BUSINESS SERVICES

Voted Appropriation
Logistics and Business Services	12,182	12,182

Voted Appropriation Description: This sub-vote provides for procurement and supply services including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and procurement; and information access operations to ministries and external customers of Shared Services BC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, public and private organizations, and the general public for products and services described within this sub-vote.

INTEGRATED WORKPLACE SOLUTIONS

Voted Appropriation
Integrated Workplace Solutions	264,560	259,960

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities including property management, environmental, and technical services, as well as the purchase and disposal of properties as outlined under the Public Agency Accommodation Act. Property and real estate services may include the acquisition and/or disposal of properties on behalf of government and government organizations. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may also be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

TECHNOLOGY SOLUTIONS

Voted Appropriation
Technology Solutions	161,302	160,859

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, and project coordination services related to information technology; corporate business application management; and information technology infrastructure including network services, desktop services, voice and data communications, application hosting, and data services. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, and public and private organizations for products and services described within this sub-vote.

VOTE 43 — SHARED SERVICES BC	438,044	433,001

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 44 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Government Communications and Public Engagement and Strategic Initiatives.

GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

Voted Appropriation
Government Communications and Public Engagement	26,155	26,155

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries and certain public bodies. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications related activities. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	9,992	9,992

Voted Appropriation Description: This sub-vote provides for corporate leadership and services in the areas of strategic policy development and cross-government innovation in the public service. Included in this sub-vote is the management of common web services for government; the integration, warehousing, and dissemination of provincial geographic information; cross-government planning; and key programs related to open government including open data, open information, and citizen engagement. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 44 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	36,147	36,147

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	162,916	164,466
Operating Costs	599,656	618,699
Government Transfers	12,560	13,465
Other Expenses	103,126	99,546
Internal Recoveries	(169,670)	(179,495)
External Recoveries	(168,868)	(182,243)
TOTAL OPERATING EXPENSES	539,720	534,438

MINISTRY OF TECHNOLOGY, INNOVATION AND CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2012/13	2013/14

INTEGRATED WORKPLACE SOLUTIONS

RELEASE OF ASSETS FOR ECONOMIC GENERATION — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,000	5,000
Receipts	—	(8,000)
Net Cash Requirement (Source)	3,000	(3,000)

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 45 — Ministry Operations	816,063	812,278

OPERATING EXPENSES	816,063	812,278
CAPITAL EXPENDITURES [2]	4,239	2,702
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

CORE BUSINESS SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	10,046	774,053	(762,620)	11,433
Public Transportation	323,474	721,623	(411,017)	310,606
Highway Operations	461,881	568,707	(98,965)	469,742
Commercial Passenger Transportation Regulation	1,534	1,535	(1)	1,534
British Columbia Pavilion Corporation	9,142	8,977	—	8,977
Executive and Support Services	9,986	11,044	(1,058)	9,986

TOTAL OPERATING EXPENSES	816,063	2,085,939	(1,273,661)	812,278

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	4,239	2,702	—	2,702

TOTAL CAPITAL EXPENDITURES	4,239	2,702	—	2,702

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 45 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulation, British Columbia Pavilion Corporation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	2,470	2,470
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	6,309	7,696
Enhancing Economic Development	1,265	1,265
	10,046	11,433

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs; Transportation Investments; Partnerships; Port and Airport Development; Pacific Gateway; and infrastructure development initiatives. Major activities include transportation, highway and corporate policy, the development of legislation, service planning, and performance measurement; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; asset preservation, including road and bridge surfacing; rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry terminals; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation and infrastructure initiatives such as port and airport development and cycling networks. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, other levels of government, and private sector partners for services described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	121,860	112,755
Coastal Ferry Services	201,614	197,851
	323,474	310,606

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, other levels of government, and private sector partners for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	427,655	435,516
Commercial Vehicle Safety and Enforcement	23,609	23,609
Inland Ferries	10,617	10,617
	461,881	469,742

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, and assistance with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures, and tunnels; payments to contractors for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals; and transfers to other parties such as local governments. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, agencies, organizations, other levels of government, and private sector partners for services described within this sub-vote.

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	489	489
Passenger Transportation Branch	1,045	1,045
	1,534	1,534

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. Costs may be recovered from parties internal and external to the ministry for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

BRITISH COLUMBIA PAVILION CORPORATION

Voted Appropriation
British Columbia Pavilion Corporation	9,142	8,977

Voted Appropriation Description: This sub-vote provides for transfers to the British Columbia Pavilion Corporation.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	544	544
Corporate Services	9,442	9,442
	9,986	9,986

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and the Parliamentary Secretary for Lower Mainland Transportation. This sub-vote also provides for the deputy minister’s office and services to support program delivery including finance, administration, strategic human resources, information technology and management, writing services, and facilities management. Costs may be recovered from parties internal and external to the ministry for services described within this sub-vote.

VOTE 45 — MINISTRY OPERATIONS	816,063	812,278

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	114,625	118,143
Operating Costs	1,674,306	1,729,881
Government Transfers	288,547	236,605
Other Expenses	1,150	1,315
Internal Recoveries	(4)	(5)
External Recoveries	(1,262,561)	(1,273,661)
TOTAL OPERATING EXPENSES	816,063	812,278

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATION
Vote 46 — Management of Public Funds and Debt	1,287,491	1,257,091

OPERATING EXPENSES	1,287,491	1,257,091
CAPITAL EXPENDITURES [2]	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2 Details of capital expenditures are presented in Schedule C.

3 Details of loans, investments and other requirements are presented in Schedule D.

4 Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,287,488	1,261,825	(4,737)	1,257,088
Cost of Borrowing for Relending to Government Bodies	1	1,071,075	(1,071,074)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	942	(941)	1
Cost of Warehouse Borrowing Program	1	20,390	(20,389)	1

TOTAL OPERATING EXPENSES	1,287,491	2,354,232	(1,097,141)	1,257,091

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 46 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, and entering certain financial agreements and commodity derivatives with or on behalf of government bodies; and borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,287,488	1,257,088

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management, banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2012/13	2013/14

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements including interest and all other costs, expenses, charges, and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 46 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,287,491	1,257,091

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,359,706	2,354,232
External Recoveries	(1,072,215)	(1,097,141)
TOTAL OPERATING EXPENSES	1,287,491	1,257,091

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2012/13[1]	2013/14
VOTED APPROPRIATIONS
Vote 47 — Contingencies (All Ministries) and New Programs	300,000	225,000
Vote 48 — Capital Funding	1,061,586	992,535
Vote 49 — Commissions on Collection of Public Funds	1	1
Vote 50 — Allowances for Doubtful Revenue Accounts	1	1
Vote 51 — Tax Transfers	1,091,405	835,000
Vote 52 — Auditor General for Local Government	2,600	2,600
Vote 53 — Environmental Appeal Board and Forest Appeals Commission	2,075	2,075
Vote 54 — Forest Practices Board	3,815	3,815
OPERATING EXPENSES	2,461,483	2,061,027
CAPITAL EXPENDITURES [2]	95,000	73,390
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2012/13 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2013/14 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

2     Details of capital expenditures are presented in Schedule C.

3     Details of loans, investments and other requirements are presented in Schedule D.

4     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY

($000)

	2012/13	2013/14 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	300,000	225,000	—	225,000
Capital Funding	1,061,586	992,535	—	992,535
Commissions on Collection of Public Funds	1	73,232	(73,231)	1
Allowances for Doubtful Revenue Accounts	1	186,163	(186,162)	1
Tax Transfers	1,091,405	835,000	—	835,000
Auditor General for Local Government	2,600	2,602	(2)	2,600
Environmental Appeal Board and Forest Appeals Commission	2,075	2,076	(1)	2,075
Forest Practices Board	3,815	3,818	(3)	3,815
TOTAL OPERATING EXPENSES	2,461,483	2,320,426	(259,399)	2,061,027

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Voted Appropriations
Contingencies (All Ministries) and New Programs	95,000	73,390	—	73,390
TOTAL CAPITAL EXPENDITURES	95,000	73,390	—	73,390

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 47 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for ex gratia payments and the funding of new programs initiated during the fiscal year.

OPERATING EXPENSES
General Programs	240,000	225,000
Climate Action and Clean Energy	40,000	—
2010 Sports and Arts Legacy	20,000	—
	300,000	225,000
CAPITAL EXPENDITURES
Project Reserves	95,000	73,390

VOTE 48 — CAPITAL FUNDING

(Minister of Advanced Education, Minister of Education,

Minister of Health, and Minister of Natural Gas Development)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the capitalizable costs of land acquisition, new facilities, and renovations and improvements to existing facilities. Grants may only be made under this vote by the Minister of Advanced Education; the Minister of Education; the Minister of Health; and the Minister of Natural Gas Development to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization.

OPERATING EXPENSES
Post-Secondary Institutions (Minister of Advanced Education)	143,781	79,617
Schools (Minister of Education)	435,461	469,054
Health Facilities (Minister of Health)	437,838	414,474
Housing (Minister of Natural Gas Development)	44,506	29,390
	1,061,586	992,535

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 49 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation	Minister of Forests, Lands and Natural Resource Operations
Minister of Advanced Education	Minister of Health
Minister of Agriculture	Minister of International Trade
Minister of Children and Family Development	Minister of Jobs, Tourism and Skills Training
Minister of Community, Sport and Cultural Development	Minister of Justice
Minister of Education	Minister of Natural Gas Development
Minister of Energy and Mines	Minister of Social Development and Social Innovation
Minister of Environment	Minister of Technology, Innovation and Citizens’ Services
Minister of Finance	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and Legal Services Branch, and the Ministry of Justice. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	2
Ministry of Agriculture	1	1
Ministry of Children and Family Development	1	1
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	1	1
Ministry of Finance	13,000	67,000
Ministry of Forests, Lands and Natural Resource Operations	1,259	1,259
Ministry of Health	878	878
Ministry of International Trade	—	1
Ministry of Jobs, Tourism and Skills Training	2	2
Ministry of Justice	5,025	3,585
Ministry of Natural Gas Development	—	1
Ministry of Social Development and Social Innovation	480	480
Ministry of Technology, Innovation and Citizens’ Services	1	1
Ministry of Transportation and Infrastructure	25	15
Recoveries	(20,678)	(73,230)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 50 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation	Minister of Forests, Lands and Natural Resource Operations
Minister of Advanced Education	Minister of Health
Minister of Agriculture	Minister of International Trade
Minister of Children and Family Development	Minister of Jobs, Tourism and Skills Training
Minister of Community, Sport and Cultural Development	Minister of Justice
Minister of Education	Minister of Natural Gas Development
Minister of Energy and Mines	Minister of Social Development and Social Innovation
Minister of Environment	Minister of Technology, Innovation and Citizens’ Services
Minister of Finance	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	2
Ministry of Agriculture	1	1
Ministry of Children and Family Development	50	50
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	600	400
Ministry of Finance	122,200	149,600
Ministry of Forests, Lands and Natural Resource Operations	5,670	5,570
Ministry of Health	2,871	6,806
Ministry of International Trade	—	1
Ministry of Jobs, Tourism and Skills Training	2	2
Ministry of Justice	12,030	12,685
Ministry of Natural Gas Development	—	1
Ministry of Social Development and Social Innovation	8,029	11,029
Ministry of Technology, Innovation and Citizens’ Services	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(151,469)	(186,161)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 51 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program expense includes amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Low Income Climate Action Tax Credits	190,000	194,000
Sales Tax Credits	328,250	53,000
Small Business Venture Capital Tax Credits	28,000	25,000
Other Personal Income Tax Credits	81,500	57,800
BC Family Bonus	4,500	1,400
Film and Television Tax Credits	70,000	70,000
Production Services Tax Credits	217,417	270,500
Scientific Research and Experimental Development Tax Credits	79,154	78,300
Interactive Digital Media Tax Credits	37,917	35,000
Other Corporate Income Tax Credits	54,667	50,000
	1,091,405	835,000

VOTE 52 — AUDITOR GENERAL FOR LOCAL GOVERNMENT

(Minister of Community, Sport and Cultural Development)

This vote provides for the operations of the Office of the Auditor General for Local Government. The Auditor General for Local Government, appointed under the Auditor General for Local Government Act, functions independently and is overseen by an Order in Council appointed Audit Council. The Auditor General for Local Government exists to undertake performance audits of the operations of local governments and develop recommendations and practices arising from the audits for use by local governments. The completion of performance audits, with accompanying recommendations, provides local government officials with objective assessments of the cost-effectiveness of their activities and operations, services provided by local government bodies, procedures to measure effectiveness, accountability relationships, and protection of public assets. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for services described within this vote.

OPERATING EXPENSES
Auditor General for Local Government	2,600	2,600

VOTE 53 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION
(Minister of Justice and Attorney General)

This vote provides for the operation, administrative, and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Costs may be recovered from ministries, other levels of government, and organizations for services described within this vote.

OPERATING EXPENSES
Environmental Appeal Board	312	312
Forest Appeals Commission	310	310
Administration and Support Services	1,453	1,453
	2,075	2,075

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2012/13	2013/14

VOTE 54 — FOREST PRACTICES BOARD

(Minister of Forests, Lands and Natural Resource Operations)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for services described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,815	3,815

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	4,476	4,333
Operating Costs	3,996	4,149
Government Transfers	2,152,991	1,827,535
Other Expenses	472,178	484,412
Internal Recoveries	(3)	(3)
External Recoveries	(172,155)	(259,399)
TOTAL OPERATING EXPENSES	2,461,483	2,061,027

SCHEDULES

A	– Consolidated Revenue Fund Operating Expenses and Capital Expenditures Reconciliation – 2012/13

B	– Special Accounts – Summary

C	– Financing Transactions – Capital Expenditures

D	– Financing Transactions – Loans, Investments and Other Requirements

E	– Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

F	– Summary of Ministerial Accountability for Operating Expenses

G	– Estimated Financial Statements Segmented by Entity

H	– Estimated Consolidated Revenue Fund Revenue by Source

I	– Estimated Consolidated Revenue Fund Expense by Function

J	– Major Service Delivery Agencies – Estimated Revenues and Expenses

K	– Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 13/14

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2012/13

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Aboriginal Relations and Reconciliation
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	80,141	391
Transfer from Ministries
Reassignment of staff and funding	224	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	80,365	391

Advanced Education
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	1,971,938	896
Transfer from Ministries
September 2012 Government Reorganization	9,172	—
Transfer to Ministries
June 2013 Government Reorganization	(8,547)	—
Transfer to Ministry of Education
Passport to Education and Provincial and District Scholarship Program funding	(15,600)	—
Transfer to Ministry of Finance
March 2013 Government Reorganization	(625)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	1,956,338	896

Agriculture
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	65,788	290
Transfer from Ministries
January 2013 Government Reorganization	2,638	—
Transfer to Ministries
September 2012 Government Reorganization	(283)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	68,143	290

Children and Family Development
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	1,333,291	277
Transfer to Ministries
Reassignment of staff and funding	(224)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	1,333,067	277

Community, Sport and Cultural Development
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	310,907	884
Transfer to Ministries
June 2013 Government Reorganization	(2,339)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	308,568	884

Education
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	5,314,848	978
Transfer from Ministry of Advanced Education
Passport to Education and Provincial and District Scholarship Program funding	15,600	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	5,330,448	978

ESTIMATES, 13/14

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2012/13

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Energy and Mines
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	439,569	28,168
Transfer from Ministries
Reassignment of staff and funding	884	—
September 2012 Government Reorganization	9,142	—
Transfer to Ministries
June 2013 Government Reorganization	(400,213)	(27,940)
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	49,382	228

Environment
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	128,925	17,815
Transfer from Ministries
Reassignment of staff and funding	120	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	129,045	17,815

Finance
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	172,574	9,655
Transfer from Ministries
June 2013 Government Reorganization	18,377	750
Transfer from Ministry of Advanced Education
March 2013 Government Reorganization	625	—
Transfer to Ministries
June 2013 Government Reorganization	(625)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	190,951	10,405

Forests, Lands and Natural Resource Operations
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	602,034	55,223
Transfer from Ministries
September 2012 Government Reorganization	283	—
Transfer to Ministries
Reassignment of staff and funding	(1,004)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	601,313	55,223

Health
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	16,180,117	16,614
Transfer to Ministries
January 2013 Government Reorganization	(2,638)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	16,177,479	16,614

International Trade
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	—	—
Transfer from Ministries
June 2013 Government Reorganization	37,206	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	37,206	—

ESTIMATES, 13/14

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2012/13

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Jobs, Tourism and Skills Training (formerly Jobs, Tourism and Innovation)
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	234,608	3,103
Transfer from Ministries
June 2013 Government Reorganization	2,339	—
September 2012 Government Reorganization	15,713	173
Transfer to Ministries
June 2013 Government Reorganization	(36,581)	—
September 2012 Government Reorganization	(18,314)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	197,765	3,276

Justice
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	1,110,249	12,882
Transfer from Ministries
June 2013 Government Reorganization	131	—
Transfer from Ministry of Technology, Innovation and Citizens’ Services
Decentralization of amortization funding	1,700	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	1,112,080	12,882

Natural Gas Development
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	—	—
Transfer from Ministries
June 2013 Government Reorganization	372,563	27,190
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	372,563	27,190

Technology, Innovation and Citizens’ Services (formerly Labour, Citizens’ Services and Open Government)
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	548,586	169,778
Transfer from Ministries
June 2013 Government Reorganization	8,547	—
Transfer to Ministries
September 2012 Government Reorganization	(15,713)	(173)
Transfer to Ministry of Justice
Decentralization of amortization funding	(1,700)	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	539,720	169,605

Transportation and Infrastructure
Total Operating Expenses and Capital Expenditures — 2012/13 Estimates	806,921	4,239
Transfer from Ministries
June 2013 Government Reorganization	9,142	—
Total Operating Expenses and Capital Expenditures — 2012/13 Restated	816,063	4,239

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2012/13 Estimates	35,631,000	454,267
Total Transfers from Special Offices, Ministries and Other Appropriations	504,406	28,113
Total Transfers to Special Offices, Ministries and Other Appropriations	(504,406)	(28,113)
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2012/13 Restated	35,631,000	454,267

ESTIMATES, 13/14

SPECIAL ACCOUNTS SUMMARY	Schedule B
(for the Fiscal Year Ending March 31, 2014)
($000)

	Spending			Transfer	Financing			Spending
	Authority			(to) from	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2013	Revenue	Expense	Fund[2]	(Disbursements)	Expense	Adjustment[3]	March 31, 2014
Special Accounts[1]
BC Arts and Culture Endowment special account	6,412	3,100	(2,500)	—	—	—	—	7,012
BC Timber Sales Account	230,782	187,320	(157,791)	—	(64,000)	(28,800)	89,900	257,411
Children’s Education Fund special account	316,960	16,141	(30,001)	46,744	—	—	—	349,844
Civil Forfeiture Account	5,323	1,033	—	—	—	—	—	6,356
Corrections Work Program Account	3,463	1,350	(1,281)	—	—	—	60	3,592
Criminal Asset Management Fund	1,016	—	—	—	—	—	—	1,016
Crown Land special account	50,000	123,078	(20)	(123,128)	70	—	—	50,000
First Citizens Fund	3,087	2,000	(3,030)	—	—	—	—	2,057
First Nations Clean Energy Business Fund special account	2,226	228	(1,811)	—	—	—	—	643
Forest Stand Management Fund	11,964	—	—	—	—	—	—	11,964
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	45,369	20,000	(12,000)	—	—	—	—	53,369
Innovative Clean Energy Fund special account	23,004	7,000	(5,030)	—	—	—	—	24,974
Insurance and Risk Management Account	407,461	21,790	(4,191)	—	—	—	391	425,451
Northern Development Fund	466	575	(500)	—	—	—	—	541
Park Enhancement Fund special account	2,953	1,600	(1,500)	—	—	(400)	—	2,653
Physical Fitness and Amateur Sports Fund	890	1,700	(1,700)	—	—	—	—	890
Production Insurance Account	37,057	25,000	(18,500)	—	—	—	—	43,557
Provincial Home Acquisition Wind Up special account	15,468	5	(10)	—	18	—	—	15,481
Public Guardian and Trustee Operating Account	26,053	8,893	(8,893)	—	—	(382)	633	26,304
Sustainable Environment Fund	4,687	19,530	(18,935)	—	—	—	—	5,282
Teachers Act Special Account	6,977	6,400	(6,400)	—	—	—	—	6,977
University Endowment Lands Administration Account	33,214	6,502	(6,442)	—	—	—	—	33,274
Victim Surcharge Special Account	42,540	12,000	(13,504)	—	—	—	—	41,036
	1,277,372	612,495	(441,289)	(76,384)	(63,912)	(29,582)	90,984	1,369,684

Transfers from Voted Appropriations to Special Accounts[4]
Production Insurance Account	—	(8,800)	8,800	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(8,893)	8,893	—	—	—	—	—
	—	(17,693)	17,693	—	—	—	—	—

Total Special Accounts (net of transfers)	1,277,372	594,802	(423,596)	(76,384)	(63,912)	(29,582)	90,984	1,369,684

1           Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2           Transfers (to) from General Fund consist of changes in statutory spending authority.

3           Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortization, inventory, and accounts receivable and payable.

4           Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 12.

ESTIMATES, 13/14

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2014)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

					Net Cash
	Capital Spending	P3 Liabilities	Receipts	Disbursements	Requirement
SUMMARY
Voted Appropriation	377,452	—	—	377,452	377,452
Special Accounts [1]	29,582	—	—	29,582	29,582
Service Delivery Agencies	3,315,981	(207,273)	(551,782)	3,108,708	2,556,926
Total	3,723,015	(207,273)	(551,782)	3,515,742	2,963,960

Legislation	3,392	—	—	3,392	3,392
Officers of the Legislature	1,160	—	—	1,160	1,160
Office of the Premier	1	—	—	1	1
Ministry of Aboriginal Relations and Reconciliation	1	—	—	1	1
Ministry of Advanced Education	504	—	—	504	504
Ministry of Agriculture	355	—	—	355	355
Ministry of Children and Family Development	1,352	—	—	1,352	1,352
Ministry of Community, Sport and Cultural Development	893	—	—	893	893
Ministry of Education	952	—	—	952	952
Ministry of Energy and Mines	284	—	—	284	284
Ministry of Environment	18,627	—	—	18,627	18,627
Ministry of Finance	8,018	—	—	8,018	8,018
Ministry of Forests, Lands and Natural Resource Operations	58,752	—	—	58,752	58,752
Ministry of Health	2,644	—	—	2,644	2,644
Ministry of International Trade	1	—	—	1	1
Ministry of Jobs, Tourism and Skills Training	22,052	—	—	22,052	22,052
Ministry of Justice	18,927	—	—	18,927	18,927
Ministry of Natural Gas Development	27,067	—	—	27,067	27,067
Ministry of Social Development and Social Innovation	39,621	—	—	39,621	39,621
Ministry of Technology, Innovation and Citizens’ Services	126,339	—	—	126,339	126,339
Ministry of Transportation and Infrastructure	2,702	—	—	2,702	2,702
Project Reserves [2]	73,390	—	—	73,390	73,390
Consolidated Revenue Fund Total [3]	407,034	—	—	407,034	407,034

Health Facilities	886,076	(67,685)	(196,108)	818,391	622,283
Schools	533,163	—	(1,811)	533,163	531,352
Post Secondary Institutions	561,321	—	(158,605)	561,321	402,716
Transportation	1,214,853	(111,034)	(193,158)	1,103,819	910,661
Other	120,568	(28,554)	(2,100)	92,014	89,914
Service Delivery Agencies Total [4]	3,315,981	(207,273)	(551,782)	3,108,708	2,556,926
Total	3,723,015	(207,273)	(551,782)	3,515,742	2,963,960

1         The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2013/14 Estimates.

2         Administered by the Minister of Finance.

3         The allocation of the total voted disbursements among categories of capital expenditures is available in the Supplement to the Estimates.

4         The total net cash requirement (source) from service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 13/14

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [1]
(for the Fiscal Year Ending March 31, 2014)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
	Receipts	Disbursements	Requirement
SUMMARY
Voted Appropriations	(181,980)	358,307	176,327
Special Accounts	(88)	64,000	63,912
Service Delivery Agencies	(22,939)	0	(22,939)
Total	(205,007)	422,307	217,300

Ministry of Agriculture
Agricultural Credit Act — Repayments of outstanding loans	(6)	—	(6)
Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(12,043)	2,643	(9,400)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(52,000)	110,000	58,000
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(17,000)	400	(16,600)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(90,000)	230,000	140,000
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims, and other disbursements	(18)	—	(18)
Ministry of Forests, Lands and Natural Resource Operations
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	64,000	64,000
Crown Land Administration — Development of land for sale in future years	—	6,764	6,764
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	(70)	—	(70)
Tourism Development — Development of land for sale in future years	—	600	600
Ministry of Justice
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	(2,900)	2,900	—
Ministry of Technology, Innovation and Citizens’ Services
Release of Assets for Economic Generation — Development and sale of surplus properties/buildings	(8,000)	5,000	(3,000)
Consolidated Revenue Fund Total	(182,068)	422,307	240,239
Service Delivery Agencies [2]	(22,939)	—	(22,939)
Total	(205,007)	422,307	217,300

1         Further information on these financing transactions is included in the relevant ministry section of the Estimates.

2         The total net cash requirement (source) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 13/14

FINANCING TRANSACTIONS	Schedule E
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES ¹
(for the Fiscal Year Ending March 31, 2014)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, is shown for information purposes only. Actual disbursements may vary depending on the amount of receipts in each program area. However, total disbursements may not exceed the total voted amount without further appropriation.

			Net Cash
	Receipts	Disbursements	Requirement
Ministry of Energy and Mines
Northwest Transmission Line	(57,000)	57,000	—
Ministry of Finance
BC Transit	(11,800)	11,800	—
BC Transportation Financing Authority	(423,000)	423,000	—
Cowichan Tribes	(2,300)	2,300	—
Municipalities or Eligible Entities	(30,800)	30,800	—
Rural Areas	(312,000)	312,000	—
South Coast British Columbia Transportation Authority	(348,500)	348,500	—
Ministry of Forests, Lands and Natural Resource Operations
Habitat Conservation Trust	(6,000)	6,000	—
Ministry of Natural Gas Development
Oil and Gas Commission	(29,346)	29,346	—
Total	(1,220,746)	1,220,746	—

1 Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 13/14

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F

(for the Fiscal Year Ending March 31, 2014)

($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2013/14 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2013/14 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2013/14 Estimates.

		Voted Appropriation	2013/14
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2013/14 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	9,008	9,008

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	77,638	77,638

Minister of Advanced Education¹	Ministry of Advanced Education	1,953,255
	Capital Funding	79,617	2,032,872

Minister of Agriculture	Ministry of Agriculture	69,607	69,607

Minister of Children and Family Development	Ministry of Children and Family Development	1,345,039	1,345,039

Minister of Community, Sport and Cultural Development	Ministry of Community, Sport and Cultural Development	171,265

	Auditor General for Local Government	2,600	173,865

Minister of Education¹	Ministry of Education	5,329,349
	Capital Funding	469,054	5,798,403

Minister of Energy and Mines	Ministry of Energy and Mines	19,219	19,219

Minister of Environment	Ministry of Environment	108,700	108,700

Minister of Finance	Ministry of Finance	185,506
	Management of Public Funds and Debt	1,257,091
	Contingencies (All Ministries) and New Programs	225,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	835,000	2,502,599

ESTIMATES, 13/14

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F

(for the Fiscal Year Ending March 31, 2014)

($000)

		Voted Appropriation	2013/14
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2013/14 Estimates	Expenses (net)	Amount
Minister of Forests, Lands and Natural Resource Operations	Ministry of Forests, Lands and Natural Resource Operations	403,532
	Forest Practices Board	3,815	407,347

Minister of Health¹	Ministry of Health	16,403,475
	Capital Funding	414,474	16,817,949

Minister of International Trade	Ministry of International Trade	36,135	36,135

Minister of Jobs, Tourism and Skills Training	Ministry of Jobs, Tourism and Skills Training	196,154	196,154

Minister of Justice and Attorney General	Ministry of Justice	1,125,106
	Environmental Appeal Board and Forest Appeals Commission	2,075	1,127,181

Minister of Natural Gas Development¹	Ministry of Natural Gas Development	359,560
	Capital Funding	29,390	388,950

Minister of Social Development and Social Innovation	Ministry of Social Development and Social Innovation	2,487,215	2,487,215

Minister of Technology, Innovation and Citizens’ Services	Ministry of Technology, Innovation and Citizens’ Services	534,438	534,438

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	812,278	812,278

	Total Estimated Amount		34,944,597

	Not Applicable
	Legislation	75,496
	Officers of the Legislature	47,311
	Total Voted Expense	35,067,404

¹The Ministers of Advanced Education; Education; Health; and Natural Gas Development each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 48.

ESTIMATES, 13/14

ESTIMATED STATEMENT OF FINANCIAL POSITION BY ENTITY[1]	Schedule G

(for the Fiscal Year Ending March 31, 2014)

($ millions)

					Health					BC	Provincial	Other	Internal		Self-
					Authorities		BC Housing			Transport’n	Rental	Service	Transfers	Taxpayer-	supported
		School			/Hospital	Community	Management	BC Pavilion		Financing	Housing	Delivery	and	supported	Crown	2013/14
	CRF	Districts	Universities	Colleges	Societies	Living BC	Commission	Corporation	BC Transit	Authority	Corporation	Agencies	Adjustments	Entities	Corporations	Budget
Financial assets
Cash and temporary investments	—	1,075	677	290	823	20	83	—	39	120	—	199	—	3,326	—	3,326
Receivables and inventories for sale.	4,647	75	230	47	610	5	36	30	26	32	316	290	(1,166)	5,178	—	5,178
Loans and other investments	2,621	104	1,240	75	101	—	232	—	—	50	8	480	(381)	4,530	—	4,530
Sinking funds	379	—	19	11	—	—	—	—	92	—	—	—	(237)	264	115	379
Equity in self-supported Crown corporations	844	—	—	—	—	—	—	—	—	—	—	—	(42)	802	7,144	7,946
Financed assets of government organizations	26,672	—	—	—	—	—	—	—	—	—	—	—	(26,672)	—	19,144	19,144
	35,163	1,254	2,166	423	1,534	25	351	30	157	202	324	969	(28,498)	14,100	26,403	40,503
Liabilities
Accounts payable and accrued liabilities	5,786	556	714	271	1,954	14	153	31	39	237	1	120	(1,195)	8,681	(30)	8,651
Deferred revenue	2,868	5,445	4,112	960	5,557	18	68	925	841	2,837	662	866	(15,943)	9,216	—	9,216
	8,654	6,001	4,826	1,231	7,511	32	221	956	880	3,074	663	986	(17,138)	17,897	(30)	17,867
Debt:
Net provincial borrowing	61,692	26	623	33	1,315	—	162	130	158	7,941	235	444	(30,201)	42,558	19,864	62,422
Add: Debt offset by sinking funds	379	—	19	11	—	—	—	—	92	—	—	—	(237)	264	115	379
Less: Guarantees and non-guaranteed debt	(3,528)	—	—	—	—	—	—	—	—	—	—	(34)	3,543	(19)	(729)	(748)
Debt before forecast allowance	58,543	26	642	44	1,315	—	162	130	250	7,941	235	410	(26,895)	42,803	19,250	62,053
Forecast allowance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	150	150
Total debt	58,543	26	642	44	1,315	—	162	130	250	7,941	235	410	(26,895)	42,803	19,400	62,203
	67,197	6,027	5,468	1,275	8,826	32	383	1,086	1,130	11,015	898	1,396	(44,033)	60,700	19,370	80,070
Net liabilities	(32,034)	(4,773)	(3,302)	(852)	(7,292)	(7)	(32)	(1,056)	(973)	(10,813)	(574)	(427)	15,535	(46,600)	7,033	(39,567)
Non-financial assets
Investment in capital assets	2,514	7,119	5,293	1,191	6,498	11	12	1,297	1,012	11,383	1,149	919	—	38,398	—	38,398
Restricted assets	—	2	1,488	37	—	—	—	—	—	—	—	52	—	1,579	—	1,579
Other assets	714	11	30	5	225	—	25	1	13	83	—	137	5	1,249	—	1,249
	3,228	7,132	6,811	1,233	6,723	11	37	1,298	1,025	11,466	1,149	1,108	5	41,226	—	41,226
Accumulated surplus (deficit)	(28,806)	2,359	3,509	381	(569)	4	5	242	52	653	575	681	15,540	(5,374)	7,033	1,659

1The Estimated Statement of Financial Position by Entity is presented for information purposes only.

ESTIMATES, 13/14

ESTIMATED STATEMENT OF OPERATIONS BY ENTITY[2]	Schedule G

(for the Fiscal Year Ending March 31, 2014)

($ millions)

					Health					BC	Provincial	Other	Internal		Self-
					Authorities		BC Housing			Transport’n	Rental	Service	Transfers	Taxpayer-	supported
		School			/Hospital	Community	Management	BC Pavilion		Financing	Housing	Delivery	and	supported	Crown	2013/14
	CRF	Districts	Universities	Colleges	Societies	Living BC	Commission	Corporation	BC Transit	Authority	Corporation	Agencies	Adjustments	Entities	Corporations	Budget
Revenue
Taxation	20,737	—	—	—	—	—	—	—	91	423	—	81	—	21,332	—	21,332
Natural resources	2,804	—	—	—	—	—	—	—	—	—	—	42	—	2,846	—	2,846
Fees and licenses	3,133	154	1,096	298	326	—	5	—	70	—	—	30	—	5,112	—	5,112
Investment earnings	910	13	98	5	14	1	7	—	2	—	—	8	—	1,058	—	1,058
Other	738	263	833	154	439	—	49	59	2	14	299	183	83	3,116	—	3,116
Release of surplus assets	320	—	—	—	—	—	—	—	—	160	—	—	—	480	—	480
Provincial government contributions	—	5,119	1,694	658	11,959	768	392	46	148	126	66	398	(21,374)	—	—	—
Federal government contributions	6,720	65	433	7	33	—	179	5	4	27	—	7	—	7,480	—	7,480
Self-supported Crown corporations	2,478	—	—	—	—	—	—	—	—	—	—	21	—	2,499	316	2,815
	37,840	5,614	4,154	1,122	12,771	769	632	110	317	750	365	770	(21,291)	43,923	316	44,239
Expense
Health	17,833	—	—	—	12,700	—	—	—	—	—	—	160	(12,267)	18,426	—	18,426
Education	8,573	5,598	4,071	1,111	—	—	—	—	—	—	—	126	(7,588)	11,891	—	11,891
Social services	3,654	—	—	—	—	769	—	—	—	—	—	86	(868)	3,641	—	3,641
Protection of persons and property	1,373	—	—	—	—	—	—	—	—	—	—	48	(43)	1,378	—	1,378
Transportation	812	—	—	—	—	—	—	—	305	602	—	13	(177)	1,555	—	1,555
Natural resources and economic development	1,649	—	—	—	—	—	—	120	—	—	—	178	(125)	1,822	—	1,822
Other	892	—	—	—	—	—	631	—	—	—	49	142	(487)	1,227	—	1,227
Contingencies	225	—	—	—	—	—	—	—	—	—	—	—	—	225	—	225
General government	1,275	—	—	—	—	—	—	—	—	—	—	—	(30)	1,245	—	1,245
Debt servicing	2,040	—	37	4	71		1	7	12	338	11	5	—	2,526	—	2,526
	38,326	5,598	4,108	1,115	12,771	769	632	127	317	940	60	758	(21,585)	43,936	—	43,936
Forecast allowance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(150)	(150)
Net results	(486)	16	46	7	—	—	—	(17)	—	(190)	305	12	294	(13)	166	153

2The Estimated Statement of Operations by Entity is presented for information purposes only.

ESTIMATES, 13/14

ESTIMATED RECONCILIATION OF SURPLUS OR DEFICIT TO CHANGE IN DEBT BY ENTITY[3]	Schedule G

(for the Fiscal Year Ending March 31, 2014)

($ millions)

					Health					BC	Provincial	Other	Internal		Self-
					Authorities		BC Housing			Transport’n	Rental	Service	Transfers	Taxpayer-	supported
		School			/Hospital	Community	Management	BC Pavilion		Financing	Housing	Delivery	and	supported	Crown	2013/14
	CRF	Districts	Universities	Colleges	Societies	Living BC	Commission	Corporation	BC Transit	Authority	Corporation	Agencies	Adjustments	Entities	Corporations	Budget
Operating requirement:
Net results	486	(16)	(46)	(7)	—	—	—	17	—	190	(305)	(12)	(294)	13	(166)	(153)
Exclude forecast allowance increase	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(150)	(150)
Adjustment for non-cash items	(249)	(258)	(385)	(79)	(541)	(3)	(5)	(51)	(74)	(399)	(38)	(30)	—	(2,112)	—	(2,112)
Capital funding	—	(471)	(197)	(41)	(607)	(2)	(41)	—	(77)	(176)	—	(91)	1,703	—	—	—
Self-supported Crown corporation retained earnings for the year	—	—	—	—	—	—	—	—	—	—	—	—	—	—	316	316
(Increase) decrease in deferred revenue	994	181	189	53	424	3	41	47	50	136	8	23	(1,442)	707	—	707
Increase (decrease) in restricted and other assets	—	1	52	1	25	—	(1)	—	(1)	(37)	—	29	—	69	—	69
Working capital changes (net)	1,202	27	(59)	(14)	(117)	(2)	(13)	(35)	(12)	166	294	6	316	1,759	—	1,759
	2,433	(536)	(446)	(87)	(816)	(4)	(19)	(22)	(114)	(120)	(41)	(75)	283	436	—	436
Investing requirement:
Loans, investment and other requirements (Schedule D)	240	3	(38)	(7)	(16)	—	93	—	—	(138)	(2)	82	—	217	—	217
Increase (decrease) in sinking fund balances	(1,399)	—	(29)	3	—	—	—	—	14	(1,336)	—	—	1,346	(1,401)	2	(1,399)
	(1,159)	3	(67)	(4)	(16)	—	93	—	14	(1,474)	(2)	82	1,346	(1,184)	2	(1,182)
Financing requirement:
Taxpayer-supported capital spending (Schedule C)	407	533	472	89	886	4	6	20	109	1,106	65	26	—	3,723	—	3,723
Self-supported Crown corporation capital spending	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,613	2,613
Recoverable capital loans	3,079	—	—	—	—	—	—	—	—	—	—	—	(3,079)	—	(376)	(376)
	3,486	533	472	89	886	4	6	20	109	1,106	65	26	(3,079)	3,723	2,237	5,960
Forecast allowance														—	150	150
Net increase (decrease) in debt	4,760	—	(41)	(2)	54	—	80	(2)	9	(488)	22	33	(1,450)	2,975	2,389	5,364
Debt, beginning of year	53,783	26	683	45	1,261	—	82	132	241	8,429	213	378	(25,445)	39,828	17,011	56,839
Debt, end of year	58,543	26	642	43	1,315	—	162	130	250	7,941	235	411	(26,895)	42,803	19,400	62,203

3The Estimated Reconciliation of Surplus or Deficit to Change in Debt by Entity is presented for information purposes only.

ESTIMATES, 13/14

ESTIMATED CONSOLIDATED REVENUE FUND REVENUE BY SOURCE [1]	Schedule H

(for the Fiscal Year Ending March 31, 2014)

($millions)

						Contribution	Contribution
						from	from
		Natural	Fees &	Investment		Federal	Government
	Taxation	Resources	Licences	Earnings	Other	Government	Enterprises	Total
General net revenue	20,657	2,725	2,729	92	200	6,043	2,239	34,685
Revenue used to directly fund expenses	80	79	404	818	538	677	239	2,835
Release of surplus assets					320			320
Total CRF Revenue by Source	20,737	2,804	3,133	910	1,058	6,720	2,478	37,840

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE BY FUNCTION [1]	Schedule I

(for the Fiscal Year Ending March 31, 2014)

($millions)

						Natural
				Protection		Resources &
			Social	of Persons		Economic		General
	Health	Education	Services	& Property	Transportation	Development	Other	Government	Interest	Total
Legislation								76		76
Officers of the Legislature				21				26		47
Office of the Premier								9		9
Ministry of Aboriginal Relations and Reconciliation				34		48				82
Ministry of Advanced Education		1,953								1,953
Ministry of Agriculture						79				79
Ministry of Children and Family Development	337		962	46						1,345
Ministry of Community, Sport and Cultural Development							182			182
Ministry of Education		5,362					4			5,366
Ministry of Energy and Mines						24				24
Ministry of Environment						119	10			129
Ministry of Finance	6	10		14		3	17	140		190
Ministry of Forests, Lands and Natural Resource Operations						546	15			561
Ministry of Health	16,551									16,551
Ministry of International Trade				1		35				36
Ministry of Jobs, Tourism and Skills Training		98		25		69	1	4		197
Ministry of Justice			68	1,030				42		1,140
Ministry of Natural Gas Development				10		16	346			372
Ministry of Social Development Social Innovation	121	63	2,303							2,487
Ministry of Technology, Innovation and Citizens’ Services						15		520		535
Ministry of Transportation and Infrastructure				25	777	10				812
Management of Public Funds and Debt									1,257	1,257
Contingencies (All Ministries) and New Programs							225			225
Capital Funding	414	549					29			992
Tax Transfers			248			479		108		835
Other Appropriations						6		3		9
Consolidated Revenue Fund (net)	17,429	8,035	3,581	1,206	777	1,449	829	928	1,257	35,491
Expenses recovered from revenue	404	538	73	167	35	200	288	347	783	2,835
Consolidated Revenue Fund (gross)	17,833	8,573	3,654	1,373	812	1,649	1,117	1,275	2,040	38,326

1 The CRF Revenue by Source and Expense by Function tables are presented for information purposes only. The Revenue by Source table provides further detail on the revenue collected by ministries. The Expense by Function table outlines the allocation of ministry spending to the main categories of government expense.

ESTIMATES, 13/14

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule J

($000)

Estimates	Preliminary		Estimates
2012/13	2012/13		2013/14
		School Districts
5,587,800	5,661,600	Revenue	5,614,700
(5,569,500)	(5,577,100)	Expense	(5,598,300)
18,300	84,500		16,400
		Universities
4,093,200	4,030,800	Revenue	4,154,000
(4,050,300)	(3,940,100)	Expense	(4,107,900)
42,900	90,700		46,100
		Colleges and Institutes
1,100,600	1,119,900	Revenue	1,121,600
(1,095,200)	(1,106,000)	Expense	(1,115,300)
5,400	13,900		6,300
		Health Authorities and Hospital Societies
12,431,200	12,546,000	Revenue	12,771,200
(12,431,200)	(12,519,000)	Expense	(12,771,000)
—	27,000		200
		Community Living BC
705,200	745,000	Revenue	768,600
(705,200)	(745,000)	Expense	(768,600)
—	—		—
		British Columbia Housing Management Commission
632,300	656,600	Revenue	631,700
(632,300)	(656,500)	Expense	(631,700)
—	100		—
		BC Pavilion Corporation
105,600	116,600	Revenue	110,200
(119,000)	(116,600)	Expense	(127,300)
(13,400)	—		(17,100)
		British Columbia Transit
325,200	278,300	Revenue	316,900
(325,200)	(278,700)	Expense	(316,900)
—	(400)		—
		BC Transportation Financing Authority
633,600	583,400	Revenue	750,000
(946,200)	(836,700)	Expense	(939,800)
(312,600)	(253,300)		(189,800)
		Provincial Rental Housing Corporation
351,000	62,600	Revenue	365,100
(37,000)	(54,800)	Expense	(60,600)
314,000	7,800		304,500

1 Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 13/14

TAXPAYER-SUPPORTED STAFF UTILIZATION	Schedule K

(for the Fiscal Year Ending March 31, 2014)

(FTEs)1

Estimates	Preliminary		Estimates
2012/13	2012/13		2013/14
26,891	27,326	Ministries and special offices (CRF)	26,066
4,568	4,438	Service delivery agencies	4,669
31,459	31,764	Total taxpayer-supported staff utilization	30,735

1 Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE or alternatively, three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 13/14

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                 Base Salaries — includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•                 Supplementary Salary Costs — includes the cost of extra pay for certain types of work such as shift differential, premiums, and allowances.

•                 Employee Benefits — includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.

•                 Legislative Salaries and Indemnities — includes the cost of the annual MLA indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                 Boards, Commissions and Courts — Fees and Expenses — includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                 Public Servant Travel — includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•                 Centralized Management Support Services — includes central agency charges to ministries for services such as legal services.

•                 Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                 Information Systems — Operating — includes all contract fees and costs related to data, voice, image, and text processing operations, and services such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•                 Office and Business Expenses — includes supplies and services required for the operation of offices.

•                 Informational Advertising and Publications — includes costs associated with non-statutory advertising and general publications.

•                 Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•                 Utilities, Materials and Supplies — includes the cost of services such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•                 Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•                 Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                 Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                 Building Occupancy Charges — includes payments to the private sector, for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 13/14

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•                 Transfers — Grants — includes payments to individuals, businesses, non-profit associations, and other entities, which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•                 Transfers — Entitlements — includes payments to individuals, businesses, and other entities, where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulations.

•                 Transfers — Shared Cost Arrangements — includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•      Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•                 Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•                 Other Expenses — includes expenses such as financing costs, valuation allowances, and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                 Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•                 Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                 Recoveries Within the Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue related accounts.

•                 Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry, and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                 Land — includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•                 Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                 Buildings — includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•                 Specialized Equipment — includes the purchase or capital lease cost of heavy equipment such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                 Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                 Vehicles — includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•                 Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•                 Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                 Roads — includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.

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